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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UNIVERSAL AMERICAN CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Dear Fellow Shareholders:

        We cordially invite you to attend the Annual Meeting of Stockholders of Universal American Corp. to be held on Wednesday, May 27, 2015, at 9:00 a.m., local time, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York, 10036.

        This Proxy Statement contains information about Universal American and the three proposals to be voted upon by stockholders at the meeting.

        Your vote is very important, regardless of the number of shares you own. Only stockholders who own shares of voting stock at the close of business on April 10, 2015 will be entitled to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

        We encourage you to read this Proxy Statement carefully before voting. We also encourage you to read our Annual Report on Form 10-K/A for the year ended December 31, 2014 carefully before voting.

        On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Richard A. Barasch Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY MAY 27, 2015

TO THE STOCKHOLDERS:

        You are cordially invited to attend the Annual Meeting of Stockholders of Universal American Corp. on Wednesday, May 27, 2015 at 9:00 a.m., local time, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York, 10036, for the following purposes:

  1.
  To elect 11 persons to our Board of Directors to serve until the next annual election of directors or until their successors are elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

  3.
  To hold a non-binding, advisory vote with respect to the compensation of our named executive officers.

  4.
  To transact any other business that may properly come before the annual meeting or any adjournment thereof.

        These proposals are more fully described in the following pages, which are part of this Notice.

        The Board of Directors unanimously recommends that stockholders vote FOR each of the proposals set forth above.

        Your vote is very important, regardless of the number of shares you own. Only stockholders who own shares of voting stock at the close of business on April 10, 2015 will be entitled to vote at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, sign, date and return your proxy card in the enclosed envelope, or authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. If you hold your shares in "street name," you should instruct your broker how to vote in accordance with your voting instruction form.

By Order of the Board of Directors,

Anthony L. Wolk
 Executive Vice President, General Counsel & Secretary

        Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 27, 2015: The Proxy Statement and Annual Report on Form 10-K/A are available at www.universalamerican.com.

i

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

General Information

        We are furnishing this proxy statement in connection with the solicitation of proxies by Universal American Corp. on behalf of its Board of Directors for use at our annual meeting of stockholders to be held on Wednesday, May 27, 2015, at 9:00 a.m., local time, at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, New York, 10036, and at any postponements or adjournments thereof. The notice of annual meeting, this proxy statement and the accompanying proxy card are first being mailed on or about May 1, 2015 to stockholders of record at the close of business on April 10, 2015.

What is the purpose of the annual meeting?

        At the annual meeting, stockholders will act upon the three proposals outlined in this Proxy. In addition, our management will report on our performance during fiscal year 2014.

Who may attend the annual meeting?

        All stockholders are invited to attend the annual meeting. However, only stockholders of record at the close of business on April 10, 2015, or their duly appointed proxies, may vote at the annual meeting. If you hold your shares in "street name"—that is, through a brokerage firm, bank, or other nominee—you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date. In all cases, you must bring a form of personal identification.

Who is entitled to vote?

        Only stockholders who were record holders of our common stock at the close of business on the record date, April 10, 2015, are entitled to vote at the annual meeting or any postponements or adjournments thereof. Each record holder of our common stock on the record date of the annual meeting is entitled to one vote for each share of common stock owned by the record holder at that time. Although we encourage you to complete and return the proxy card or to vote by telephone or via the Internet to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.

What constitutes a quorum?

        The presence at the annual meeting of shares representing a majority of our outstanding voting stock represented either in person or by proxy, will constitute a quorum for the transaction of business. As of the record date, April 10, 2015, we had 80,825,668 shares of voting common stock outstanding, each of which is entitled to one vote per share. We will count abstentions and broker non-votes as present for purposes of determining whether a quorum exists at the annual meeting.

How are the votes counted?

        Each share is entitled to one vote on each Director and on each matter presented at the annual meeting. Shares owned by Universal American, which are called treasury shares, do not count towards the quorum and are not voted.

        Abstentions.    We do not count abstentions in determining the total number of votes cast on any item. We only count abstentions in determining whether a quorum is present. This means that abstentions have no effect on the election of Directors or on the outcome of the vote on any other proposal.

        Broker Non-Votes.    If you hold your shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the annual meeting, that firm has the discretion to vote your shares on matters that the New York Stock Exchange, referred to as the NYSE, has determined are routine. Routine items include the ratification of the independent registered public accounting firm. The bank, broker or institution that holds your shares cannot vote your shares on non-routine matters, such as the election of directors and the advisory vote related to executive compensation,. We refer to this as a "broker non-vote." We only count broker non-votes in determining whether a quorum is present.

How do I vote?

        You may vote in the following ways:

          (a)   In person:    We will distribute written ballots to anyone who is eligible to vote and who wants to vote in person at the annual meeting. However, if you hold your shares in "street name," you must request a proxy card from your broker in order to vote at the annual meeting. Holding shares in street name means that you hold them through a brokerage firm, bank or other nominee and, therefore, the shares are not held in your individual name in the records maintained by our transfer agent, American Stock Transfer & Trust Company, known as AST, but instead are held in the name of your brokerage firm, bank, or other nominee on AST's records.

          (b)   By mail:    Please complete and sign your proxy card and return it to us by mail in the enclosed pre-addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If an additional proposal comes up for a vote at the annual meeting that is not on the proxy card, your shares will be voted in the best judgment of our authorized proxies, Adam T. Thackery and Anthony L. Wolk.

  If you do not mark your voting instructions on the proxy card, your shares will be voted FOR each of the three Proposals set forth in this Proxy Statement.

          (c)   By telephone:    Call the toll-free telephone number on your proxy card to vote by telephone. You must have a touch-tone telephone to use this option. You will need to follow the instructions on your proxy card and the voice prompts.

          (d)   Via the Internet:    Go to the website listed on your proxy card to vote via the Internet. You will need to follow the instructions on your proxy card and on the website.

        Telephone and Internet voting options are available 24 hours a day, seven days a week. When prompted, you will need to enter the control number shown on your proxy card. You will then be able to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone or via the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card by mail. The telephone and Internet voting procedures, which employ the use of control numbers found on the proxy cards, are designed to authenticate stockholders' identities, to allow stockholders to vote their shares of voting stock and to confirm that their instructions have been properly recorded. If you vote by telephone or via the Internet, you do not need to return your proxy card. If you hold your shares in street name, you may vote by telephone or via the Internet if your broker or nominee makes these methods available, in which case the broker or nominee will enclose the instructions with this proxy statement.

What if I am a beneficial owner rather than a holder of record?

        If you hold your shares in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in street name. Your broker or nominee, who is considered to be the holder of record with respect to your shares, is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker or nominee how to vote by filling out the voting instruction form provided by your broker or nominee. Telephone and Internet voting options may also be available to beneficial owners. As a beneficial owner, you are also invited to attend the annual meeting, but you must obtain a legal proxy from the holder of record of your shares in order to vote in person at the annual meeting.

How do I vote if I am a participant in the Universal American 401(k) plan?

        Shares of our common stock held by our employees who participate in the Universal American Corp. 401(k) Savings Plan are held of record and are voted by the trustees of the Plan. As a participant in our 401(k) Savings Plan, you may instruct the plan trustees as how to vote the shares allocated to your account by voting by proxy. The trustees of our 401(k) Savings Plan will vote shares as to which they have not received direction in accordance with the terms of the Plan.

Can I change my vote after I return my proxy?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the exercise of your proxy at the annual meeting by filing a notice of revocation or a new executed proxy card bearing a later date with our Secretary at our principal executive offices at Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601. You may also change or revoke your proxy by telephone or via the Internet at any time before the annual meeting in accordance with the instructions on the enclosed proxy card. You may also revoke your proxy if you attend the annual meeting in person and give notice of your intention to vote at the annual meeting. Attendance at the annual meeting will not by itself revoke a previously granted proxy.

Who pays for this proxy solicitation?

        We do. We do not intend to solicit proxies other than by use of the mail, but some of our employees or agents may contact you by telephone, mail, or otherwise to obtain proxies. None of these employees will receive any extra compensation for doing this.

How can I contact Universal American's Transfer Agent?

        Our Transfer Agent is American Stock Transfer & Trust Company. You may contact them at the following address:

    American Stock Transfer
    6201 15th Avenue
    Brooklyn, NY 11219
    Tel: (718) 921-8200

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

        We have adopted a procedure approved by the SEC called "householding," which will reduce our printing and mailing costs. Under this procedure, we will deliver a single set of proxy materials to any household at which two or more stockholders reside who share the same last name or whom we believe to be members of the same family. We encourage your participation in the householding program. It will reduce the volume of duplicate information received at your household as well as the cost to us of preparing and mailing duplicate materials. As an alternative to householding, you may wish to receive documents electronically. Instructions for consenting to electronic delivery appear below.

What do I need to do to participate in householding?

        You do not need to do anything. If you share the same last name and address with one or more other stockholders, from now on, unless we receive contrary instructions from you or from one of these other stockholders, you and all other stockholders who have your last name and live at the same home address will receive only one set of proxy materials.

Will I still receive my own proxy card?

        Yes. We will include with the householded materials for our annual meetings, or any other stockholders' meeting, a separate proxy card and notice of stockholders' meeting for each registered stockholder who shares your last name and lives at your home address.

What do I need to do if I want to continue to receive my own set of proxy materials?

        If you object to the householding procedures and want to continue to receive your own separate set of documents, or if you participate in householding but wish in the future to receive individual copies of these documents for any reason, we will deliver a separate copy of these documents to you promptly upon your written or oral request. You should direct any requests to receive individual documents to our Secretary, Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601, telephone (914) 597-2956. If you wish to request householding if members of your household are receiving multiple copies of these documents, you should write or call our Secretary at the same address or phone number listed above.

What if I don't object to the householding procedures now, but change my mind later?

        You may opt out of householding at any time by contacting our Secretary at Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601, telephone (914) 597-2956. Your election to opt out will apply to all materials mailed more than 30 days after your request is received.

        We intend to household indefinitely, and your consent will be perpetual unless you revoke it. If you revoke your consent, we will begin sending you individual copies of these documents within 30 days after we receive your revocation notice. If you consent to electronic delivery, we will not be householding your documents, so you need not contact us to object to householding.

What happens when a member of my household changes his or her address?

        When there is an address change for one of the members of the household, any proxy materials will be sent directly to that stockholder at his or her new address.

Do the householding procedures apply if I hold my shares through a broker, bank or other nominee?

        We have been notified that some brokers and banks will household proxy materials. If you hold your shares in "street name" by a broker, bank or other nominee, you may request information about householding from your bank, broker or other holder of record.

How can I receive my proxy statement electronically?

        As an alternative to receiving printed copies of proxy materials in future years, we offer stockholders the opportunity to receive proxy mailings electronically. By consenting to electronic delivery of future annual reports and proxy statements, you will help us reduce printing and postage costs. To be eligible for electronic delivery, you must have access to a computer and the Internet and expect to have access in the future. To take advantage of electronic delivery, please indicate your consent by following the instructions provided as you vote by Internet, or go to the website www.proxyvote.com and follow the prompts. Selecting this option means that you will no longer receive a printed copy of our annual report and proxy statement unless you request one. However, you will continue to receive your printed proxy card each year, which will contain information regarding the Internet website where you can view the annual report and proxy statement. If you consent to electronic delivery, you will be responsible for your usual telephone and Internet access charges in connection with the electronic delivery of the proxy materials and annual report. Your consent to electronic delivery will be effective until you revoke it. You may cancel your consent to electronic delivery at no cost to you at any time at the Internet site www.investordelivery.com or by writing to our Secretary, Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601.

CORPORATE GOVERNANCE

        Universal American believes it is critical to have sound corporate governance principles that will be used for the purpose of defining responsibilities, setting high standards of professional and personal conduct, and assuring compliance with such responsibilities and standards. We have adopted and implemented charters, policies, procedures, and controls that we believe promote and enhance sound corporate governance, accountability, and responsibility, and a culture of honesty and integrity.

Board of Directors

        Our Board of Directors oversees our business and affairs pursuant to the Delaware General Corporation Law, our charter and our by-laws. Members of the Board of Directors keep informed of our business through discussions with the Chairman and Chief Executive Officer and with key members of management, by reviewing materials provided to them and by participating in board and committee meetings. We elect members of the Board of Directors annually. For a discussion of the individual experience and qualifications of our board members, please refer to the directors' biographical information contained in the section entitled "Proposal No. 1: Election of Board of Directors."

        Christopher Wolfe, a director of the Company since 2009, did not stand for reelection and his term ended effective May 28, 2014. Effective November 14, 2014, George E. Sperzel, a Portfolio Principal at the private equity firm GTCR, was appointed to the Board of Directors by GTCR pursuant to the Letter Agreement, dated as of March 2, 2012 entered into in connection with the consummation of our acquisition of APS Healthcare (the "GTCR Letter Agreement").

        Regular attendance at board meetings is expected of each director. Our Board held 12 meetings during 2014. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of committee meetings on which a director served during the period for which he or she(1) served as a director. Our independent directors meet regularly in executive session without any members of management present. These executive sessions typically occur during or immediately following the regularly scheduled meetings of the Board and Mr. Spass, an independent director, generally presides over these sessions.

Leadership Structure

        The Board currently combines the roles of Chairman of the Board and Chief Executive Officer. Considering the Company's strong performance over the twenty-six year tenure under Mr. Barasch's leadership, the Board believes that it benefits from Mr. Barasch's services in both roles. The Board also believes that combining the chairman and chief executive officer roles fosters accountability, efficient decision-making, and unified leadership and direction for the Board. Mr. Barasch is the director most familiar with our business and industry and, therefore, is believed by the Board to be best suited to identify strategic priorities and lead the discussion and oversight of our corporate strategies. As a complement to this structure, as further discussed below, a majority of the Board is composed of independent directors, who comprise all of the members of each of the Board's Committees and who have the opportunity to meet in executive session as part of Board and Committee meetings. Such meetings facilitate an open dialogue between management and the independent directors, enabling them to exercise independent oversight and effectively express an independent perspective.

(1)
The use of the word "he" throughout this document shall also refer to the word "she" as applicable.

Board Oversight of Risk

        The Board of Directors is actively involved in oversight of risks that could materially affect the Company and its operations. This oversight is conducted primarily through the Committees of the Board, as disclosed in the descriptions of each of the Committees below, but the full Board has retained the responsibility for general oversight of risks and regularly receives updates from the various Committees at Board meetings. Pursuant to its charter, and in compliance with applicable NYSE listed company rules, the Audit Committee is responsible for discussing the Company's policies with respect to overall risk assessment and risk management. To accomplish this, the Audit Committee reviews the financial risks and adequacy of internal controls to mitigate risks that may be material to the Company. The Compliance and Quality Committee reviews with management the major regulatory developments which could materially impact the Company's risks, including compliance with CMS rules and regulations. In addition, the Board of Directors has delegated to the Compensation Committee the responsibility of assessing the risks associated with the Company's compensation practices and policies. As part of that process, the Compensation Committee, with the assistance of independent compensation consultants, reviews the Company's compensation programs and has concluded that these programs do not promote excessive risk taking and are not reasonably likely to have a material adverse effect on the Company. Finally, the full Board reviews risks that may be material to the Company, including those detailed in the various Committees' reports and as disclosed in the Company's quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the Company's risk management process and system, the nature of the material risks faced by the Company, and the adequacy of the Company's risk management process and system designed to respond to and mitigate these risks.

Director Independence

        The Board of Directors has determined that to be considered independent, a director may not have any direct or indirect material relationships with us that would interfere with the exercise of independent judgment. In making a determination of whether a material relationship exists, the Board considers the director's commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships and all other relevant facts and circumstances. The Board also reviewed the independence of our directors in accordance with the corporate governance standards for companies traded on the New York Stock Exchange set forth in Section 303A of the New York Stock Exchange Listed Company Manual.

        Consistent with these considerations, the Board has reviewed all relationships between the Company and the members of the Board, and has affirmatively determined that a majority of our directors are independent within the meaning of the rules of New York Stock Exchange. More specifically, our Board has determined that each of our directors, other than Mr. Barasch, our chief executive officer, is an independent director. In making this determination, our Board considered, among other things, the shares of our stock held by each of our directors and its affiliates.

Attendance at the Annual Meeting

        We encourage all of the members of the Board to attend our annual meetings.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, and our subsidiaries' directors, officers and employees, and all directors, officers and employees of any other entities controlled by us. In connection with our Code of Business Conduct and Ethics, on April 22, 2014 we adopted a Board of Directors Confidentiality Policy to clarify and establish procedures to implement the confidentiality requirements of our Code of Business

Conduct and Ethics as applicable to directors. We also have adopted a Code of Ethics for Principal Executive and Senior Financial Officers that applies to our chief executive officer, chief financial officer and other principal officers designated by us, which was approved by the Board. Our Code of Business Conduct and Ethics, our Board of Directors Confidentiality Policy and our Code of Ethics for Principal Executive and Senior Financial Officers are posted on our website at www.universalamerican.com at the link entitled Investors, and are also available in print to any stockholder who requests a copy. We intend to disclose any substantive amendment to or waiver of the codes.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines that apply to our Board of Directors and our Board Committees. The Corporate Governance Guidelines are posted on our website at www.universalamerican.com at the link entitled Investors, and are also available in print to any stockholder who requests a copy. We intend to disclose any substantive amendment to or waiver of the Guidelines.

New York Stock Exchange CEO's Annual Certification

        The rules of the New York Stock Exchange require that we file annually a CEO's annual certification regarding the Exchange's corporate governance listing standards. We filed the CEO annual certification in 2014 without qualification.

Stockholder and Other Interested Party Communications with the Board of Directors

        We make every effort to ensure that the views of stockholders and other interested parties are heard by the Board or individual directors, as applicable. Stockholders and other interested parties may communicate with the Board, any of its constituent Committees or any member thereof by means of a letter addressed to the Board, its constituent Committees or individual directors.

        All interested party communications must comply with our by-laws and must:

  •
  be sent to the chairperson of the Nominating and Governance Committee of our Board of Directors at our address, 44 South Broadway, Suite 1200, White Plains, New York 10601,

  •
  be in writing,

  •
  be signed by the party sending the communication,

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  indicate whether the communication is intended for the entire Board of Directors, the Nominating and Governance Committee, any other Committee of the Board of Directors or an individual director,

  •
  if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time the stockholder has held the shares, and the stockholder's intention to hold or dispose of the shares, provided, however, that the Board of Directors and the Nominating and Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of stockholder proposals under the SEC's Rule 14a-8 of Regulation 14A under the Exchange Act, and

  •
  if the communication relates to a director nominee being recommended by a stockholder, must include the appropriate consent and biographical information of the candidate.

        Upon receipt of an interested party communication that complies with the requirements identified above, the chairperson of the Nominating and Governance Committee of the Board of Directors will promptly deliver the communication to the appropriate Board or Committee member or members identified by the interested party as the intended recipient of the communication.

        The chairperson of the Nominating and Governance Committee of the Board of Directors may, in his or her sole discretion and acting in good faith, provide copies of any interested party communication to any one or more of our directors and executive officers, except that in processing any interested party communication addressed to the independent directors, the chairperson of the Nominating and Governance Committee of the Board of Directors may not copy any member of management in forwarding the communication to the independent directors.

  Committees of the Board of Directors

        The Board of Directors had five standing committees in 2014: the Audit Committee, the Nominating & Governance Committee, the Compensation Committee, the Compliance & Quality Committee and the Investment Committee. The table below indicates the current membership of each Board Committee.

	Audit Committee	Compensation Committee	Compliance and Quality Committee	Investment Committee	Nominating and Governance Committee
Number of Meetings in 2014	10	8	5	7	2
Name
Sally W. Crawford			chair		chair
Matthew W. Etheridge		X	X	X
Mark K. Gormley	X		X	X
Mark M. Harmeling					X
Patrick J. McLaughlin	chair			chair
Thomas A. Scully			X
Robert A. Spass					X
Sean M. Traynor*	X	chair

*
Mr. Traynor was appointed chair of the compensation committee and appointed to the audit committee effective December 10, 2014.

        Audit Committee.    Our Audit Committee currently consists of Patrick J. McLaughlin (chair), Mark K. Gormley and Sean M. Traynor. The Board has determined that each of the current and proposed directors serving on the Audit Committee satisfy the independence standards set forth in our Audit Committee charter and is independent within the meaning of the applicable rules of the New York Stock Exchange and Rule 10A-3 of the Exchange Act.

        The Audit Committee's primary responsibilities are to oversee:

  •
  the quality and integrity of our financial statements,

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  the independence and qualifications of our independent registered public accounting firm, including the retention, evaluation and termination of our independent registered public accounting firm,

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  the performance of our internal audit function and our independent registered public accounting firm,

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  the effectiveness of our disclosure controls and procedures and internal controls, and

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  our compliance with legal and regulatory requirements.

        We established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates pursuant to a charter approved by the Committee and the Board. The Audit Committee charter is posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy.

        The Board of Directors has determined that Mr. McLaughlin qualifies as an "Audit Committee financial expert" as defined by Item 407(d) of Regulation S-K of the Exchange Act. None of our directors serves on the Audit Committee of more than three public companies. The information contained in this proxy statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall the information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, known as the "Securities Act," or the Exchange Act, except to the extent that we specifically incorporate it by reference in a filing.

        Compensation Committee.    Our Compensation Committee currently consists of Sean M. Traynor (chair) and Matthew W. Etheridge. The Board has determined that the current directors serving on the Compensation Committee satisfy the independence standards set forth in our Compensation Committee charter and is independent within the meaning of the applicable rules of the New York Stock Exchange. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

        The Compensation Committee operates pursuant to a charter approved by the Committee and the Board. The Compensation Committee charter is posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy. The Compensation Committee oversees the design and administration of our compensation programs and evaluates these compensation programs against competitive practices, legal and regulatory developments and corporate governance trends. The Committee exercises significant discretion in setting compensation, and makes recommendations for ratification by the Board of Directors regarding total compensation for each executive officer, which the Board then reviews and modifies or approves. The Compensation Committee solicits significant input from our chairman and chief executive officer in determining compensation for other executive officers in order to gain his perspective on individual performance and contributions. The Board makes the final determination of director compensation upon recommendation of the Compensation Committee.

        Compliance and Quality Committee.    The Compliance and Quality Committee currently consists of Sally Crawford (chair), Matthew Etheridge, Thomas Scully and Mark Gormley. The Compliance and Quality Committee operates pursuant to a charter approved by the Committee and the Board. The Compliance and Quality Committee assists the Board in assessing and overseeing:

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  compliance with federal and state laws, rules, guidance and regulations applicable to our business activities, particularly as it relates to Medicare,

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  compliance with our corporate compliance program, and

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  health care quality and access for our policyholders and members, including Medicare Star program initiatives.

        Investment Committee.    Our Investment Committee currently consists of Patrick J. McLaughlin (chair), Matthew W. Etheridge and Mark K. Gormley. The Investment Committee assists the Board in assessing and overseeing our investment policy and guidelines and portfolio performance.

        Nominating and Governance Committee.    Our Nominating and Governance Committee currently consists of Sally W. Crawford (chair), Mark M. Harmeling and Robert A. Spass. The Board has determined that each of the current and proposed directors serving on the Nominating and Governance Committee satisfy the independence standards set forth in our Nominating and Governance Committee charter and are independent within the meaning of the applicable rules of the New York Stock Exchange. The Nominating and Governance Committee:

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  identifies and recommends to the Board for election or appointment qualified candidates for membership on the Board and the Committees of the Board;

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  develops and recommends to the Board corporate governance principles applicable to us and monitors compliance with these principles and policies;

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  makes recommendations to the Board concerning the composition, size, structure and activities of the Board and its Committees; and

  •
  leads the Board in its annual review of the performance and effectiveness of our chief executive officer and the Board and its Committees, and assesses and reports to the Board on these matters.

        In performing its responsibilities, the Nominating and Governance Committee endeavors to maintain free and open communications between the members of the Committee, other members of the Board and our management. The Nominating and Governance Committee operates under a charter approved by the Committee and the Board. The Nominating and Governance Committee charter is posted on our website at www.universalamerican.com at the link entitled Investors, and is also available in print to any stockholder who requests a copy.

Director Nomination Process

        The Nominating and Governance Committee seeks to create a Board that is strong in its collective judgment, skill, diversity, experience and business judgment. When the Nominating and Governance Committee reviews a potential new candidate, it looks specifically at individuals who have displayed high ethical standards, integrity and sound business judgment, taking into account the candidate's qualifications in light of our needs and the needs of the Board at that time given the then current mix of director attributes, and the extent to which the candidate otherwise would be a desirable addition to the Board and any Committees of the Board. The Committee seeks to balance the following goals:

  •
  The size of the Board should facilitate substantive discussions of the whole Board in which each director can participate meaningfully;

  •
  The composition of the Board should encompass a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to our business; and

  •
  A majority of the Board must consist of directors who are neither our officers nor employees, nor those of our subsidiaries, nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise independent under New York Stock Exchange requirements and applicable securities laws.

        In evaluating current directors for re-nomination to the Board, the Nominating and Governance Committee assesses the performance of each director, as well as our challenges and needs. The Nominating and Governance Committee will review a summary of the nominee's qualifications, including materials provided by outside search firms or other parties, as appropriate. The Committee evaluates prospective nominees against the standards and qualifications set out in the Nominating and Governance Committee Charter, such as:

  •
  experience in corporate governance, such as an officer or former officer of a publicly held company;

  •
  experience in our industry;

  •
  experience as a board member of another publicly held company; and

  •
  academic expertise in an area of our operations.

        The Nominating and Governance Committee also considers other relevant factors as it deems appropriate, such as

  •
  the current composition of the Board;

  •
  the balance of management and independent directors;

  •
  senior leadership experience and the need for financial and accounting expertise;

  •
  the ability and willingness to commit adequate time to Board and Committee matters;

  •
  the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs; and

  •
  a diversity of viewpoints, background, experience and other factors.

        Generally, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee. The Board ensures that a majority of the directors on the Board are independent in accordance with New York Stock Exchange listing criteria and applicable securities laws and regulations. It will also ensure that the members of the Board maintain the requisite qualifications under New York Stock Exchange listing standards and SEC rules for membership on the Audit, Compensation, and Nominating and Governance Committees.

        The Committee will consider potential nominations for Board membership suggested by its members and other directors, as well as by members of management and our stockholders. The Nominating and Governance Committee considers nominations for director made by our stockholders in accordance with the procedures for submission of proposals as described in our by-laws which can be found on our website at www.universalamerican.com. The Nominating and Governance Committee will review and evaluate these stockholder nominations in the same manner as it evaluates all other nominees. In addition, we may, at the request of the Committee, retain outside search firms to identify prospective Board nominees.

Compensation Committee Interlocks and Insider Participation

        During 2014, the following directors served on the Compensation Committee: Linda Lamel (chair), Matthew Etheridge and Sean Traynor. Ms. Lamel passed away on December 5, 2014. Effective December 10, 2014, Mr. Traynor was appointed chair. Since January 1, 2014, no member of our Compensation Committee was engaged in a related party transaction with, or was an officer or employee of, us or our subsidiaries. There are no interlocking relationships involving our Compensation Committee and the Board of Directors or compensation Committee of any other company which would require disclosure under the executive compensation rules of the SEC.

DIRECTOR COMPENSATION

        The general policy of our Board of Directors is that compensation for non-employee directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The Board then reviews the Compensation Committee's recommendations and determines the amount of director compensation.

        During 2014, directors were compensated pursuant to the following schedule:

2014
Equity Compensation:
Target value of total equity compensation	$125,000
Cash Compensation:
Annual Retainer	50,000
Committee Chairman fees per year:
Audit Committee Chair	20,000
Investment Committee Chair	20,000
Compensation Committee Chair	15,000
Compliance and Quality Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	10,000
Special Committee, if applicable	30,000
Committee Member fees per year:
Audit Committee Member	10,000
Special Committee Member, if applicable	20,000
Board Meeting Fees:
In-person Meeting (per meeting)	2,000
Telephonic Meeting (per meeting)	—
Committee Meeting Fees:
In-person Meeting (per meeting)	1,500
Telephonic Meeting (per meeting)	750

        The following table shows the total compensation paid to our non-employee directors in 2014. All of our directors during 2014, other than Mr. Barasch, were non-employee directors. Our non-employee directors who are affiliated with certain of our equity investors instructed us that all director compensation that we pay or issue to them will be paid to entities affiliated with such equity investors, except for Thomas A. Scully.

 Director Summary Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Sally W. Crawford(4)	99,000	62,502	62,499	224,001
Matthew W. Etheridge(4)	84,000	62,502	62,499	209,001
Mark M. Harmeling(4)	58,250	62,502	62,499	183,251
Linda H. Lamel(5)	97,750	62,502	66,124	226,376
Patrick J. McLaughlin(4)	122,000	62,502	62,499	247,001
Capital Z(6):
Robert A. Spass(7)	61,500	62,502	62,499	186,501
Christopher E. Wolfe(8)	38,000	—	3,625	41,625
GTCR:
David S. Katz(9)	16,500	—	—	16,500
George E. Sperzel(9)	2,000	—	—	2,000
Lee Equity(10):
Mark K. Gormley(7)	87,500	62,502	62,499	212,501
Perry Capital(11):
Richard C. Perry(7)	60,000	62,502	62,499	185,001
WCAS(12):
Thomas A. Scully(13)	63,250	62,502	62,499	188,251
Sean M. Traynor(7)	65,250	62,502	62,499	190,251

(1)
We awarded Stock Awards and Option Awards under the 2011 Omnibus Equity Award Plan (the "2011 Equity Plan"). The 2011 Equity Plan provides for the granting of various types of equity awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock based awards and/or performance compensation awards.

(2)
The amounts reported as Stock Awards represent the grant date fair value of restricted stock grants awarded for the service of each non-employee director, with the exception of Messrs. Wolfe and Katz, who resigned on May 28, 2014 and March 21, 2014, respectively, and Mr. Sperzel who was not a director on the grant date, computed in accordance with Accounting Standards Codification Topic 718 ("ASC 718"), Compensation—Stock Compensation. Restricted stock vests ratably over four years at each anniversary of the grant. We determined the grant date fair value for the restricted stock awards by multiplying the number of restricted shares granted by the closing market price of a share of our common stock on the date of grant (May 28, 2014).

(3)
The amounts reported as Option Awards represent the grant date fair value of stock option grants awarded to or in respect of our directors during 2014 computed in accordance with ASC 718.

We based the exercise price for these options on the closing market price of a share of Universal American Corp. common stock on the grant date (May 28, 2014). These options vest in four equal annual installments beginning May 28, 2015 and expire on May 28, 2019. We determined the grant date fair value for the option awards granted in 2014 using a Black-Scholes stock option valuation model based on the weighted average assumptions set forth in the table below. We determined the historical daily measurement of volatility based on the expected life of the option granted. We determined the risk-free interest rate by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. We determined the expected life by reference to our historical experience.

Annual 5/28/2014
Grant date fair value/share	$2.42
Risk-free interest rate	1.13%
Dividend yield	—%
Volatility	38.19%
Expected life (years)	3.75
(4)
At December 31, 2014, the director held 13,354 shares of unvested restricted stock, of which 7,852 were awarded during 2014 and 112,935 stock options, of which 25,859 were awarded during 2014.

(5)
Ms. Lamel passed away in December 2014.

(6)
At December 31, 2014, Capital Z held 13,354 shares of unvested restricted stock of which 7,852 were awarded during 2014 and 116,685 stock options, of which 27,359 were awarded during 2014.

(7)
We pay compensation for the service of each non-employee director employed by or otherwise affiliated with one of our equity investors, to the equity investor or its affiliates, not the individual non-employee director.

(8)
Mr. Wolfe resigned from the Board of Directors effective May 28, 2014.

(9)
Mr. Katz resigned from the Board of Directors effective March 21, 2014 and Mr. Sperzel was appointed to the Board of Directors effective November 14, 2014.

(10)
At December 31, 2014, Lee Equity held 13,354 shares of unvested restricted stock, of which 7,852 were awarded during 2014 and 112,935 stock options, of which 25,859 were awarded during 2014.

(11)
At December 31, 2014, private investment funds for which Perry Corp. acts as the general partner and/or managing member of the general partner and/or investment advisor held 13,354 shares of unvested restricted stock, of which 7,852 were awarded during 2014 and 112,935 stock options, of which 25,859 were awarded during 2014.

(12)
At December 31, 2014, Welsh, Carson, Anderson & Stowe ("WCAS") held 26,708 shares of unvested restricted stock of which 15,704 were awarded during 2014 and 225,870 stock options, of which 51,718 were awarded during 2014.

(13)
At the direction of WCAS, fees earned or paid in cash are paid directly to Mr. Scully, however, Stock Awards and Option Awards granted for his service are issued to WCAS.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Management has the responsibility for the financial statements and the reporting process, including the system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with management.

        The Audit Committee has discussed with the Company's internal auditors and the Company's independent registered public accounting firm the overall scope of, and plans for, their respective audits. The Audit Committee has met with the internal auditors and independent registered public accounting firm, separately and together, with and without management present, to discuss the Company's financial reporting process and internal accounting controls. The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by applicable regulatory requirements, including Public Company Accounting Oversight Board (PCAOB) standards.

        The Audit Committee also reviewed and pre-approved all fees paid to the independent registered public accounting firm. For additional information about the fees paid to Ernst & Young for services in fiscal years 2014 and 2013, see Fees and Expense of Independent Registered Public Accounting Firm. The Audit Committee considered whether Ernst & Young's provision of audit and non-audit services to us was compatible with its independence. The Audit Committee also discussed with management, outside counsel and Ernst & Young any relationships or other matters that might have affected or may affect the independent registered public accounting firm's objectivity and independence. The Audit Committee has received the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young's communications with the Audit Committee concerning independence and has discussed such independence with management, outside counsel and Ernst & Young.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our annual report on Form 10-K/A for the fiscal year ended December 31, 2014, for filing with the SEC.

Submitted by
The Audit Committee of Universal American Corp.,
Patrick J. McLaughlin, Chairperson
Mark K. Gormley
Sean M. Traynor

THE ANNUAL MEETING
PROPOSAL NO. 1—ELECTION OF BOARD OF DIRECTORS

        Our Board of Directors has nominated the following 11 nominees for election as directors at the annual meeting:

  1.
  Richard A. Barasch

  2.
  Sally W. Crawford

  3.
  Matthew W. Etheridge

  4.
  Mark K. Gormley

  5.
  Mark M. Harmeling

  6.
  Patrick J. McLaughlin

  7.
  Richard C. Perry

  8.
  Thomas A. Scully

  9.
  Robert A. Spass

  10.
  George E. Sperzel

  11.
  Sean M. Traynor

        Each director is elected annually and serves until his or her successor is duly elected and qualified. Except for the GTCR Letter Agreement, there are no arrangements or understandings between any director and any other person pursuant to which a director is selected. See "Certain Relationships and Related Transactions—GTCR Letter Agreement."

        All director nominees currently serve on our Board of Directors and all have consented to serve if elected. The directors will hold office from election until the next annual meeting of stockholders, or until their successors are elected and qualified. Proxies cannot be voted for more than 11 persons. If any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill the vacancy or for the balance of those nominees named without nomination of a substitute.

Nominees for Director

Name	Age	Current Position with UAM	Director of UAM Since
Richard A. Barasch	61	Chairman of the Board and CEO	1988
Sally W. Crawford	61	Director	2007
Matthew W. Etheridge	41	Director	2007
Mark K. Gormley	54	Director	2007
Mark M. Harmeling	62	Director	1990
Patrick J. McLaughlin	57	Director	1995
Richard C. Perry	60	Director	2009
Thomas A. Scully	57	Director	2008
Robert A. Spass	59	Director	1999
George E. Sperzel	63	Director	2014
Sean M. Traynor	46	Director	2007

        Biographical information and qualifications to serve concerning the director nominees are set forth below.

        Richard A. Barasch has served as a director since July 1988, as Chairman of the Board since December 1997, as Chief Executive Officer since June 1995 and as President from April 1991 to March 2012. He has served as a director of our American Progressive Life and Health Insurance Company of New York subsidiary since 1991, and he is Chairman of substantially all of our subsidiaries. Mr. Barasch has held positions with our subsidiaries since their acquisition or organization.

        We believe Mr. Barasch's qualifications to serve as a director of the Company include Mr. Barasch's 26 years of service with the Company, which brings an unparalleled depth of experience in the health insurance sector combined with an intimate knowledge of the operational, financial and strategic development of the Company.

        Sally W. Crawford has served as a director since October 2007. Ms. Crawford was Chief Operating Officer of Healthsource, Inc., a publicly held managed care organization headquartered in New Hampshire, from April 1985 until January 1997. During her tenure at Healthsource, Inc., Ms. Crawford held a variety of positions and responsibilities; including leading that company's Northern Region operations and marketing efforts. Since January 1997, Ms. Crawford has been a health care consultant in New Hampshire. She serves as a director of Hologic, Inc. (and formerly Cytyc Corporation from 1998 until its acquisition by Hologic, Inc.), Exact Sciences Corporation, and Insulet Corporation. Ms. Crawford previously served as a Board member of Chittenden Corporation. Ms. Crawford is also a director of the American Independence Museum in Exeter, NH and New Hampshire Business for the Arts.

        We believe Ms. Crawford's qualifications to serve as a director of the Company include Ms. Crawford's service in various senior executive positions in the managed care sector that contributes significant successful experience and expertise in operational, regulatory and related disciplines.

        Matthew W. Etheridge has served as a director since September 2007. He is currently a private investor, and was formerly a Managing Partner of Perry Capital LLC, a private investment management firm, where he was co-head of the firm's healthcare group. Prior to joining Perry Capital in 2001, Mr. Etheridge was an investment analyst for Stanford Management Company, which manages Stanford University's endowment. Prior to joining Stanford Management in 1997, Mr. Etheridge was a consultant with McKinsey & Company. Mr. Etheridge serves as a director of several privately-held companies.

        We believe Mr. Etheridge's qualifications to serve as a director of the Company include Mr. Etheridge's experience in research and investment in the healthcare sector that contributes valuable strategic and investor relation insights to the Board.

        Mark K. Gormley has served as a director since September 2007. He is a founding partner at Lee Equity Partners, LLC, a growth buyout investment firm. Prior to joining Lee Equity Partners, Mr. Gormley was a founding partner of Capital Z. Prior to joining Capital Z in 1998, Mr. Gormley was a Managing Director at Donaldson, Lufkin & Jenrette, Inc. from 1989. Prior to joining DLJ, Mr. Gormley was a Vice President at Merrill Lynch & Co., Inc. from 1980. Mr. Gormley has served on the Board of Directors of numerous financial services companies. Today, Mr. Gormley is a director of several privately-held companies, including, MidCap Financial, Carlile Holdings, PDR Network, Skopos Financial Group, Eating Recovery Center, Captive Resources, LLC and Edelman Financial Services. In addition, Mr. Gormley sits on the Board and is a trustee of a number of not for profit organizations.

        We believe Mr. Gormley's qualifications to serve as a director of the Company include Mr. Gormley's experience as a private equity investor and investment banker that contributes his experience and expertise in capital markets, finance and related disciplines.

        Mark M. Harmeling has served as a director since July 1990. He also served as a director of our wholly-owned subsidiary American Progressive Life and Health Insurance Company of New York from 1992 to 1999. Mr. Harmeling is a Senior Managing Director at Colony Realty Partners, LLC and serves on the Investment Committee of Swarthmore College. He was previously a Partner of TA Associates

Realty, a pension fund advisory firm, from 2001 to 2004. Prior to joining TA Associates, Mr. Harmeling worked for several real estate companies, the longest tenure of which was as President of Bay State Realty Advisors.

        We believe Mr. Harmeling's qualifications to serve as a director of the Company include Mr. Harmeling's familiarity with the Company, as a result of his length of service as a member of the Board, coupled with his years of experience managing real estate investment companies that contributes expertise in investing and related disciplines.

        Patrick J. McLaughlin, has served as a director since January 1995. Mr. McLaughlin is President of Emerald Capital Group, Ltd., an asset management and consulting firm specializing in the insurance industry, since April 1993. Prior to that, he was an Executive Vice President and Chief Investment Officer of Life Partners Group, Inc., Managing Director of Conning & Company and Senior Vice President and Chief Investment Officer of ICH Corporation. Mr. McLaughlin serves on the board of directors of American Independent Companies, Inc., Paraline Group, Ltd. and Engle Martin & Associates, Inc.

        We believe Mr. McLaughlin's qualifications to serve as a director of the Company include Mr. McLaughlin's familiarity with the Company, as a result of his length of service as a member of the Board, coupled with his years of experience in various senior executive investment positions and as an asset management consultant for a number of companies in the insurance sector that contributes significant successful experience and expertise in investing and related disciplines.

        Richard C. Perry has served as a director since 2009. Mr. Perry has been CEO of Perry Corp. since 1988. Prior to 1988, he was in the equity arbitrage area of Goldman, Sachs & Co. He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department. He serves on the board of directors of Capital Business Credit LLC, Ovation LLC and Northwest Investments LLC. He is also chairman of the board of Barneys New York Inc. Mr. Perry is also on the boards of The Sutton Trust, Facing History and Ourselves, and the University of Pennsylvania and is also on the Advisory Council of the Hamilton Project.

        We believe Mr. Perry's qualifications to serve as a director of the Company include Mr. Perry's familiarity with the Company, as a result of his long standing investment in the Company and his extensive investment expertise.

        Thomas A. Scully has served as a director since 2008 and has served as senior counsel to the law firm of Alston & Bird and as a general partner of Welsh, Carson Anderson & Stowe since January 1, 2004. From May 2001 to January 2004, Mr. Scully served as Administrator of CMS. CMS is responsible for the management of Medicare and other national healthcare programs. Before joining CMS, Mr. Scully served as President and Chief Executive Officer of the Federation of American Hospitals beginning January 1995. From 1989 until 1993, Mr. Scully served in various positions in the George H.W. Bush administration. Mr. Scully serves on the Board of Directors of Select Medical Corporation and other privately-held companies.

        We believe Mr. Scully's qualifications to serve as a director of the Company include Mr. Scully's experience as Administrator of CMS that contributes his experience as a regulator of Medicare programs and extensive knowledge of health care law and policy, providing invaluable insight to the Board.

        Robert A. Spass has served as a director since July 1999 and is the chairman of the board, Chief Executive Officer, a Partner and co-founder of Capital Z. Prior to founding Capital Z in 1998, Mr. Spass was the Managing Partner and co-founder of Insurance Partners, L.P. from 1994 to 1998. Prior to the formation of Insurance Partners, L.P., Mr. Spass was President and CEO of International Insurance Advisors L.P. from 1990 to 1994. Prior to that, Mr. Spass was a Director of Investment Banking at Salomon Brothers from 1984 to 1990 and a Senior Manager for Peat Marwick Main & Co. from 1978 to 1984. Mr. Spass serves on the Board of Directors of Endurance Specialty Holdings, Ltd., Minova Insurance Holdings, Ltd., Five Hole, LLC and MountainView Capital Holdings, LLC.

        We believe Mr. Spass' qualifications to serve as a director of the Company include Mr. Spass' familiarity with the Company, as a result of his long standing investment in the Company and length of service as a member of the Board, coupled with his background as an experienced insurance industry investor and his extensive knowledge of the capital markets, particularly as they relate to the insurance industry.

        George E. Sperzel has served as a director since 2014. Mr. Sperzel is currently a Portfolio Principal at the private equity firm GTCR. Prior to joining GTCR in 2002, Mr. Sperzel served as Chief Financial Officer of Alliant Exchange. Prior to working at Alliant Exchange, Mr. Sperzel was Chief Financial Officer of Kao America Inc. and Chief Financial Officer of the Andrew Jergens Company. He also spent 16 years with the General Electric Company in various senior financial positions. Mr. Sperzel holds a BS in Management with honors from the University of Louisville. He currently is a director of ForeFront Education, and Golden Gate Logistics.

        We believe Mr. Sperzel's qualifications to serve as a director of the Company include his years of experience in private equity and various senior financial positions.

        Sean M. Traynor has served as a director since 2007. Mr. Traynor joined Welsh, Carson, Anderson & Stowe, known as WCAS, in 1999 and focuses on investments in the healthcare industry. Prior to joining WCAS, he worked in the healthcare and insurance investment banking groups at BT Alex Brown. Previously, Mr. Traynor spent three years with Coopers & Lybrand.

        We believe Mr. Traynor's qualifications to serve as a director of the Company include his experience as a private equity investor and investment banker that contributes his experience and expertise in capital markets, finance and related disciplines.

Vote Required

        The vote of the holders of a majority of the voting stock present in person or represented by proxy shall decide whether the 11 nominees will be elected as directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF
THE NOMINEES FOR DIRECTOR NAMED ABOVE

 PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as our independent registered public accounting firm for fiscal 2015. While not required by law, we are asking our stockholders to ratify this appointment at the annual meeting as a matter of good corporate governance. If stockholders do not ratify this appointment, the Audit Committee will consider whether it is appropriate to appoint another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders. We expect that a representative of Ernst & Young will be present at the annual meeting to answer any appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY
THE APPOINTMENT OF ERNST & YOUNG AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2015.

 PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010 (the "Dodd Frank Act") requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement in accordance with SEC rules (commonly referred to as "Say on Pay"). In 2012, our Board of Directors recommended and our stockholders, in a non-binding advisory vote, voted to hold the Say on Pay vote on an annual basis.

        As described below under "Compensation Discussion and Analysis", we believe that executives should be rewarded for current performance and further incentivized in recognition of their contributions to our long-term performance. We also believe that the financial interests of our executive officers should be aligned with the interests of our stockholders. In addition, to promote our overall compensation philosophy and in recognition of the fact that the dynamic nature of our business requires a constantly evolving outlook on compensation, we take a flexible approach to determining the amount and composition of the compensation paid to our executive team, allowing us to effectively and efficiently attract, motivate, and retain outstanding executives. As discussed below, our Compensation Committee has obtained and considered, and continues to obtain and consider, the expert advice of third- party independent compensation consultants and regularly solicits input from our Chief Executive Officer and other members of senior management, whose understanding of the strategic needs of our business makes them a necessary resource to assist the Compensation Committee in establishing competitive pay packages that are in our best interests and the best interests of our stockholders. Our Compensation Committee regularly reviews executive compensation and our company-wide compensation programs and policies to seek to eliminate or mitigate potential risks arising from such programs and policies, and to ensure that our compensation, structure, elements, and incentives are not reasonably likely to have a material adverse effect on the Company.

        The vote on this proposal is advisory, which means that the vote will not be binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results when evaluating our executive compensation program.

        Therefore, pursuant to Section 14A of the Securities Exchange Act, we are asking our stockholders to vote on the following resolution:

  RESOLVED, that the stockholders of Universal American Corp. approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables and related disclosures, set forth in the Company's Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL
EXECUTIVE COMPENSATION

Information Concerning Executive Officers

        Biographical information concerning Richard A. Barasch, our Chief Executive Officer, who also serves as the chairman of our Board of Directors, is set forth above under the caption "Proposal No. 1—Election of Board of Directors." Biographical information concerning our other executive officers is set forth below.

        Steven H. Black, age 52, has served as Chief Administrative Officer since October 2012. Prior to joining Universal American, Mr. Black was Chief Operating Officer of Radisphere National Radiology Group, the largest national radiology services provider from 2007 to 2012. Mr. Black has also held senior leadership roles at United Healthcare, Oxford Health Plans, Health Net Health Plans and PHS

Health Plans and served over six years with Accenture, specializing in the insurance industry and operation improvement projects.

        Theodore M. Carpenter, Jr., age 67, has served as Executive Vice President, Care Coordination since March 2013. Prior to that, he served as President of our Medicare Advantage division since May 2005, and was its Executive Vice President and Chief Operating Officer from 1999 to 2005. Prior to joining Heritage Health in 1999, Mr. Carpenter worked for Kaiser Permanente for over 20 years; his last five years as President of Kaiser Foundation Health Plan of North Carolina.

        Erin G. Page, age 38, has served as President, Medicare since March 2013. Ms. Page joined the Company in 2001 and has held increasing levels of responsibility, most recently as Senior Vice President, Market Operations, responsible for managing the Company's Texas and Southwest Medicare Advantage and Accountable Care Organization businesses.

        Robert A. Waegelein, CPA, age 54, has served as President and Chief Financial Officer of the Company since March 2013 (Co-President from March 2, 2012). Previous to that, he served as our Executive Vice President and Chief Financial Officer from October 1990 to March 2, 2012 and has been Chief Financial Officer and a Director of each of our subsidiaries since they were acquired or organized. Prior to that, Mr. Waegelein, a certified public accountant, was employed by KPMG Peat Marwick LLP, our then independent public accountants, in positions of increasing responsibility, finally serving as Senior Manager.

        Anthony L. Wolk, age 47, was promoted to Executive Vice President, General Counsel and Secretary on February 4, 2015. Previous to that, Mr. Wolk served as our Senior Vice President, General Counsel and Secretary since July 2010. Prior to joining Universal American, Mr. Wolk served as Senior Vice President, General Counsel & Secretary of Centennial Communications Corp., a publicly-traded telecommunications company from 1999 to 2010. Prior to that, Mr. Wolk was an attorney in private practice with the law firms of Gibson, Dunn & Crutcher LLP and Weil, Gotshal & Manges LLP.

Compensation Discussion and Analysis

        This discussion addresses compensation with respect to our named executive officers, which for 2014 include:

Name	Position
Richard A. Barasch	Chairman and Chief Executive Officer
Robert A. Waegelein	President and Chief Financial Officer
Erin G. Page	President, Medicare
Steven H. Black	Chief Administrative Officer
Anthony L. Wolk	Executive Vice President, General Counsel and Secretary

Executive Summary

2014 Business Highlights

        Total revenues for 2014 were approximately $2.0 billion. We reported a net loss for 2014 of $29.5 million, or $0.35 per share. Adjusted net income for 2014 was $5.8 million, or $0.07 per share, which excluded the following after-tax items:

  •
  2.4 million, or $0.03 per share, of net realized investment losses;

  •
  $5.8 million, or $0.07 per share, of tax benefits;

  •
  $18.7 million, or $0.22 per share, of legal and settlement costs related to APS Healthcare and our Traditional Insurance business; and

  •
  $20.0 million, or $0.24 per share, of losses associated with our investment in our Accountable Care Organization business.

        Financial results for 2014 reflect the implementation of the new ACA fee, which resulted in $23.1 million of new expense during the year. In addition, while our ACOs recognized $20.4 million of revenues related to the 2013 program year, we were not able to accrue any revenue for the 2014 program year, while we incurred $31.2 million of costs. However, during 2014, we believe that we made significant progress in certain key areas:

  •
  We grew our Medicare Advantage membership in our core markets by 14% during the 2015 annual election period.

  •
  We maintained our Medicare Advantage Star ratings and approximately 86% of our members are in 4.0 Star plans.

  •
  We reduced our administrative expenses in our Medicare Advantage business.

2014 Compensation Decisions

        The following actions were taken with respect to named executive officer compensation during 2014:

  •
  Base Salaries:  Messrs. Barasch and Waegelein received base salary increases of 2.7% to reflect a standard cost of living adjustment that was applicable to Company employees generally. Ms. Page, Mr. Black and Mr. Wolk received base salary increases of 4.3%, 4.4% and 9.1%, respectively, in consideration of performance and increased responsibilities.

  •
  Annual Incentive Awards:  For 2014, annual bonuses awarded to the named executive officers ranged from 62.5% to 100% of target bonus payments.

  •
  Long-Term Incentive Awards:  In February 2014, we awarded stock options and restricted stock to our named executive officers. The table below sets forth the grant date fair value of the 2014 equity grants as a percentage of the named executive officer's base salary.

Name	2014 Equity Grants as Percentage of Base Salary
Richard A. Barasch	158%
Robert A. Waegelein	114%
Erin G. Page	65%
Steven H. Black	65%
Anthony L. Wolk	65%

Governance

        Our executive compensation program reflects our strong commitment to good governance, as follows:

  •
  We maintain a diversified compensation program that balances long-term vs. short-term, fixed vs. variable, and cash vs. equity compensation. A substantial portion of the compensation of our named executive officers is "at risk."

  •
  We maintain a claw-back/forfeiture right in our equity plan documents.

  •
  We do not maintain significant perquisites for our executives.

  •
  Our Compensation Committee engages only independent compensation consultants that do not provide any services to the Company.

  •
  All members of the Compensation Committee are independent according to SEC and NYSE independence standards.

  •
  While we do not maintain formal stock ownership guidelines, our directors and their affiliated companies and executive officers collectively own more than 44% of the Company's outstanding common stock.

  •
  In general, we do not provide tax gross-ups to our executives, including Section 280G excise tax gross-ups.

Our Compensation Philosophy

        Our compensation practices are designed to meet the following key objectives:

  •
  ensure that the financial interests of our executives are aligned with those of our stockholders;

  •
  attract and retain talented executives who can drive an organization to succeed in the rapidly-changing and highly-competitive healthcare industry;

  •
  motivate and reward executives to deliver superior business performance without encouraging excessive risk taking; and

  •
  balance rewards for both short-term results and long-term results to ensure sustained business performance over time.

        We believe that executives should be rewarded for current performance and further incentivized in recognition of their contributions to our long-term performance, and that the financial interests of our executives should be aligned with the interests of our stockholders. To promote this philosophy and in recognition of the fact that the dynamic nature of our business requires a constantly evolving outlook on compensation, we take a flexible approach to determining the amount and composition of the compensation paid to our executive team, allowing us to effectively and efficiently attract, motivate, reward and retain outstanding executives. While we consider compensation paid by our peers, as well as certain formulas to fund our annual bonus incentive pool, decisions regarding compensation are ultimately made in the discretion of the Compensation Committee and Board of Directors which we believe has the expertise to effectively judge and evaluate Company performance and appropriate resulting compensation.

Compensation Committee and Process

        Our Compensation Committee meets regularly throughout the year, both in executive session and with members of management and third-party advisors present. Our Compensation Committee seeks to set compensation for our named executive officers that fits within our compensation philosophy, addresses our strategic needs, and is competitive. While our Board of Directors has delegated to our Compensation Committee substantial authority over compensation decisions, our full Board considers and ratifies many decisions of the Compensation Committee that are made with respect to the named executive officers and certain of our other officers. Our Compensation Committee generally bases its determinations in respect of any given year, as described in more detail below, on reports prepared by compensation consultants, analysis by our Chief Executive Officer and other members of the senior executive team, our Compensation Committee's overall assessment of qualitative and quantitative corporate and individual criteria, and our broad-based compensation goals of reasonableness and appropriateness.

Executive Participation

        The Compensation Committee finds it important to regularly solicit input from our Chief Executive Officer and other members of senior management, whose understanding of the strategic needs of our business makes them a necessary resource to assist the Compensation Committee in establishing competitive pay packages that are in our best interests and the best interests of our stockholders.

        Our senior management has a unique understanding of the needs of our business as a result of their day-to-day interaction with each other and our business, as well as their oversight roles, and thus provides valuable insight to our Compensation Committee in determining the compensation of our named executive officers. As such, our Compensation Committee considers the recommendations of our Chief Executive Officer with respect to compensation for our senior management team. In general, our Chief Executive Officer attends at least a portion of all regular meetings of our Compensation Committee, and from time to time the Compensation Committee consults other members of senior management, including the General Counsel, for their input and insight. The Chief Executive Officer does not play a role in determining his own compensation and is not present during Compensation Committee deliberations as to his compensation. Despite important executive participation, all named executive officer compensation decisions are ultimately made by the Compensation Committee in its discretion. With respect to base salary, annual bonus awards and annual equity award grants, the compensation Committee typically presents its recommendations to the full Board of Directors for final approval.

Compensation Consultant

        Our Compensation Committee has the authority to employ outside advisors, experts and professionals to assist it in setting executive compensation. Our Compensation Committee has obtained and considered, and continues to obtain and consider, the expert advice of third-party independent compensation consultants. During 2014, the Company engaged Frederic W. Cook & Co., Inc. ("Fred Cook") as its independent compensation consultant. Fred Cook assisted the Committee with respect to year-end 2014 compensation decisions. Fred Cook does not provide any services to the Company other than executive compensation services and the Compensation Committee concluded that Fred Cook is free of conflicts of interest.

Benchmarking

        Although our Compensation Committee does not believe that it is appropriate to establish compensation levels based solely on benchmarking, we recognize that our compensation practices must be competitive in the marketplace. In connection with our consideration of competition for executive talent, we consider the fact that there are relatively few available executives with the requisite experience and knowledge of our business, which limits the size of the pool of replacements for our existing executives and increases the need for retention of them. Our Compensation Committee determines annually the appropriate combination of cash and equity-based compensation for our executives and considers the competitiveness of overall compensation paid to our executives in relation to our peer group and others. In addition, we structure our compensation so that executives understand that we expect them to contribute to the growth in value of the Company, and have therefore constructed our long-term incentive plan to provide appropriate rewards for growth in value.

        We benchmark our compensation practices to other publicly traded companies that are comparable to us based upon various factors such as their lines of business, size based on both revenues and market capitalization and industry. With respect to recent compensation decisions, the following six publicly-traded companies were deemed to be appropriate peers for benchmarking purposes:

  •
  Centene Corporation

  •
  Health Net, Inc.

  •
  Magellan Health Services, Inc.

  •
  Molina Healthcare, Inc.

  •
  Triple-S Management Corporation

  •
  Wellcare Health Plans, Inc.

Elements of Compensation

General

        The primary elements of our executive compensation program consist of (i) base salaries, (ii) annual bonus awards and (iii) long term equity awards. While not a significant part of our program, we also offer our executives limited perquisites and some other benefits generally offered to all employees.

        The following table shows the percentage mix of the three different forms of compensation awarded to our named executive officers for 2014:

Name	Base Salary	Annual Bonus	Long-Term Equity
Richard A. Barasch	29%	24%	47%
Robert A. Waegelein	37%	20%	43%
Erin G. Page	42%	31%	27%
Steven H. Black	42%	31%	27%
Anthony L. Wolk	42%	31%	27%

Base Salaries

        Competitive salaries are essential to recruiting and retaining qualified employees. Consistent with the process described above and with the aim of maintaining a reasonable level of internal pay equity, the Compensation Committee generally reviews base salaries in the first quarter of each year. Salary changes for our named executive officers, if any, are typically determined during the first quarter of each fiscal year and normally take effect on or about April 1st of the applicable year. To maintain flexibility, we do not target base salary at any particular percent of total compensation. In 2014, our Compensation Committee determined that Messrs. Barasch and Waegelein should receive a baseline increase in base salary of 2.7% from 2013 to reflect a standard cost of living adjustment that was applicable to Company employees generally. Ms. Page, Mr. Black and Mr. Wolk received base salary increases of 4.3%, 4.4% and 9.1%, respectively, in consideration of performance and increased responsibilities.

Annual Bonuses

        Consistent with our philosophy of rewarding contributions to Company performance, a significant component of executive compensation is our annual bonus program, which ensures that a meaningful portion of compensation is "at risk". The bonus program for 2014 consisted of the following:

          1.     50% of an officer's bonus is tied to five company performance metrics. The metrics and weightings are listed below:

Metric	Weighting
Financial performance	20%
Medicare Advantage core membership growth	7.5%
ACO revenues	7.5%
Medicare Advantage Star ratings	7.5%
Compliance	7.5%

          2.     50% of an officer's bonus is tied to individual performance.

        This program serves to reward and motivate achievement of financial and other performance goals which is at the core of our pay-for-performance philosophy. Target bonus amounts as a percentage of base salary for the named executive officers for 2014 remained consistent with 2013, except for Messrs. Black and Wolk, and were 150% for Mr. Barasch, 100% for Mr. Waegelein, 75% for Ms. Page, 75% for Mr. Black (increased from 65% in consideration of performance), and 75% for Mr. Wolk (increased from 60% in consideration of increased responsibilities and performance). The target bonus amounts were established with the competitiveness of the executives' total pay package as a principal objective and consistent with the philosophy of the Compensation Committee to make a significant portion of the named executive officers' compensation based on performance.

        The Company's performance against the five Company performance metrics is set forth below.

  •
  Financial Performance.  During 2014, the Company's financial performance, with the exception of our inability to recognize revenue in our ACO business for program year 2014, met the targets set by the Board.

  •
  Medicare Advantage core membership growth.  During 2014, the Company grew its core membership by 14% and exceeded the target set by the Board.

  •
  ACO Revenues.  At this time, the Company has not received the final data from CMS regarding performance year 2014. Therefore, this metric is incomplete and will be deferred until the final data from CMS is received which is expected during the third quarter of 2015.

  •
  Medicare Advantage Star Ratings.  The Company met the targets set by the Board as the Company maintained its 4.0 Star ratings in its two largest plans and now has approximately 86% of its membership in 4.0 Star plans.

  •
  Compliance.  During 2014 the Company continued to make improvements in compliance, particularly Medicare compliance and this target was met.

        Our ACO results comprised a portion of the financial performance metric (20%) and the ACO revenue metric (7.5%). As discussed above, the actual ACO results for program year 2014 are not known at this time as CMS has not provided the final data. In respect of this, the Board deferred any final decision on payout of 27.5% of the 2014 annual bonus for Messrs. Barasch and Waegelein until such time in 2015 that a final determination of 2014 ACO revenue is received from CMS. In determining annual bonuses, the Compensation Committee also considered the individual results of each of the executive officers, including their roles with respect to compliance and quality performance during the year.

        Based on the foregoing, the Compensation Committee approved the following bonuses for 2014 for the named executive officers:

  •
  Messrs. Barasch and Waegelein received 53.75% of their 2014 target bonus in March 2015. In addition, Messrs. Barasch and Waegelein could earn up to an additional 27.5% of their target bonus if certain ACO revenue targets for program year 2014 are met. Mr. Barasch could earn up to an additional cash bonus of $429,734 and Mr. Waegelein up to $152,794.

  •
  Ms. Page and Messrs. Black and Wolk received 100% of their target bonus in March 2015 in respect of their strong performance during 2014.

Equity Compensation

        We believe that a significant portion of our named executive officer's compensation should be in the form of long-term equity-based awards that align our executive's interests with those of our stockholders. We grant equity-based compensation to our named executive officers pursuant to the 2011 Equity Plan because it directly links the value of compensation to the long-term results achieved for our stockholders. While we consider the level of past grants in making current equity award decisions, we generally do not consider wealth accumulation from the appreciation of past awards because we believe that wealth accumulation is the proper reward for an executive's contributions to our performance and should not be offset against any incentives for future performance. We generally make annual equity grants to our named executive officers and other employees during the first quarter of our fiscal year. In February 2014, the Compensation Committee awarded stock options and restricted stock, each with vesting in four equal annual installments beginning with the first anniversary of the date of grant to our named executive officers as follows:

Name	Stock Options	Restricted Stock
Richard A. Barasch	312,797	145,588
Robert A. Waegelein	120,380	56,029
Steven H. Black	50,238	23,382
Erin G. Page	50,238	23,382
Anthony L. Wolk	50,238	23,382

        In general, the black scholes value of the 2014 equity grants to the named executive officers was approximately 40% in stock options and 60% in restricted stock, reflecting the Compensation Committee's view that a significant portion of the equity awards should be directly tied to stock price appreciation.

Perquisites and Other Benefits

        We do not view perquisites as a significant portion of our named executive officers' compensation package. Historically, we have not provided our named executive officers with a significant number of perquisites or other benefits; however, we believe that the perquisites and other benefits that we do provide assist our named executive officers in the performance of their duties and contribute to a well-rounded, competitive pay package. In addition to perquisites that are unique to one or more named executive officers, such as car allowances, we offer the following benefits to our named executive officers and to all of our other eligible employees:

  •
  a Company matching contribution under our 401(k) plan equal to 100% of the employee's first 1% of contributions, plus 50% of the employee's next 4% of contributions, up to a maximum matching contribution of 3% of the employee's eligible compensation,

  •
  standard medical, dental, and life and disability insurance coverage, and

  •
  vacation and other paid time off.

Say-on-Pay Advisory Vote on Executive Compensation

        At the Company's annual meeting held in May 2012, our stockholders voted to hold the non-binding, advisory vote regarding the frequency of the voting with respect to the compensation of our named executive officers on an annual basis with approximately 96% of the votes cast in favor of such annual say-on-pay vote. In addition, at last year's annual meeting, our stockholders voted their approval of the compensation of our named executive officers with approximately 99% of the votes cast. The Compensation Committee has considered the results of these advisory votes in determining the Company's compensation policies and decisions and has determined that these policies and decisions are appropriate.

Severance and Change-in-Control Benefits

        We believe severance and change-in-control benefits are essential to recruiting and retaining qualified senior management. The terms of such agreements depend on the benefits negotiated with the individual executives upon him or her joining the Company or as subsequently negotiated thereafter. The material terms of the severance benefits for our named executive officers are discussed elsewhere in this Proxy Statement under the caption "Potential Payments upon Termination or Change-in-Control."

Tax and Accounting Implications of Compensation

        Section 162(m) of the Internal Revenue Code imposes a limit on the deductibility of compensation paid to named executive officers of public companies unless the compensation meets requirements for "performance-based compensation."

        Our Compensation Committee believes that it is important for us to retain maximum flexibility in designing compensation programs that most effectively promote the achievement of our stated objectives. Therefore, while considering tax deductibility as one of the factors in determining compensation, we do not generally limit the amount of compensation to levels or types simply on account of potential deductibility. Our Compensation Committee does, however, consider alternative forms of compensation where available in order to preserve deductibility and promote tax and accounting efficiency consistent with our ultimate compensation goals.

Risk Management

        In conjunction with our risk management processes, our Compensation Committee reviews executive compensation and our company-wide compensation programs and policies to seek to eliminate or mitigate potential risks arising from such programs and policies, and to ensure that our compensation, structure, elements, and incentives are not reasonably likely to have a material adverse effect on the Company or result in excessive risk taking. The Compensation Committee also seeks to ensure that our compensation programs are consistent with our general risk management practices and to ensure the safety and soundness of our Company over the market cycles that characterize our industry.

Policy on Ownership of Stock and Options

        Our directors and their affiliated companies and our executive officers collectively own approximately 44% of our outstanding common stock. Given this significant ownership interest, we do not currently have any policy regarding levels of equity ownership by our named executive officers or directors.

Recovery of Previously Paid Incentive Compensation

        The 2011 Equity Plan and award agreements issued to holders of awards permit the Committee to clawback and/or cancel equity awards under certain circumstances, including fraud or other conduct contributing to any financial restatements or accounting irregularities. In such an event, the matter would be referred to the Compensation Committee or Board for analysis and recommendation. Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, guidelines will be forthcoming concerning required clawbacks of incentive compensation. When these guidelines are finalized, we intend to amend our programs, as necessary, to comply with the new requirements.

Compensation Committee Report

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its reviews and discussion with management, our Compensation Committee recommended to our Board of Directors, and our Board has approved, that the Compensation Discussion and Analysis be included in this filing.

Submitted by The Compensation Committee of Universal American Corp. Sean M. Traynor, Chairperson Matthew W. Etheridge

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
Richard A. Barasch	2014	1,034,405	989,998	661,076	839,934	112,043	3,637,456
Chairman & Chief Executive	2013	1,014,390	682,400	805,698	—	39,893	2,542,381
Officer	2012	1,009,035	1,122,000	1,611,458	693,725	464,743	4,900,961
Robert A. Waegelein	2014	551,683	380,997	254,415	298,643	54,425	1,540,163
President & Chief Financial	2013	541,008	298,550	322,279	—	24,275	1,186,112
Officer	2012	538,152	448,800	604,297	327,810	239,125	2,158,184
Erin G. Page	2014	405,423	158,998	106,175	307,500	23,749	1,001,845
President, Medicare	2013	405,269	127,950	134,283	73,686	13,065	754,253
	2012	268,162	100,980	130,931	172,504	14,610	687,187
Steven H. Black	2014	405,351	158,998	106,175	307,500	18,675	996,699
Chief Administrative Officer	2013	391,323	127,950	134,283	127,637	12,525	793,718
	2012	74,519	69,075	73,882	251,878	—	469,354
Anthony L. Wolk	2014	395,871	158,998	106,175	303,750	23,550	988,344
Executive Vice President,	2013	368,464	127,950	134,283	55,664	11,400	697,761
General Counsel & Secretary	2012	353,303	168,300	201,432	216,807	22,500	962,342

(1)
Salary amounts in this table reflect the actual base salary payments earned in the year indicated. Non-equity incentive plan compensation amounts reflect the amounts earned by each named executive officer during the indicated year under our annual incentive bonus plan, although paid in the subsequent year. Mr. Black's base salary and non-equity incentive plan compensation for 2012 reflect the amounts paid to Mr. Black since he joined the Company in October 2012.

The amounts included for 2014 for non-equity incentive plan compensation represent the total amount of the 2014 annual bonuses that were awarded to the named executive officers and were paid in cash in March 2015. Ms. Page and Messrs. Black and Wolk received 100% of their target bonuses in March 2015. Messrs. Barasch and Waegelein were paid 53.75% of their target bonuses in March 2015 and could earn up to an additional 27.5% of their target bonuses if certain ACO revenue targets for performance year 2014 are met. Mr. Barasch could earn up to an additional cash bonus of $429,734 and Mr. Waegelein could earn up to $152,794. These additional amounts are not included in the above table.

  The amounts included for 2013 for non-equity incentive plan compensation represent the total amount of the 2013 annual bonuses that were awarded to the named executive officers, of which 50% was paid in cash and 50% was awarded in restricted stock. The Black Scholes value of the restricted stock awards was $6.80 per share (the closing price of our common stock on the grant date).

  The amounts included for 2012 for non-equity incentive plan include a portion of the 2012 annual bonuses that were awarded to the named executive officers in restricted stock. The value of the restricted stock included in the non-equity plan compensation column for 2012 are $237,249 for Mr. Barasch, $84,356 for Mr. Waegelein, $50,375 for Mr. Black, $43,367 for Mr. Wolk and $34,500 for Ms. Page. For Messrs. Barasch and Waegelein, the Black Scholes value of the restricted stock awards was $3.80 per share and for Messrs. Black and Wolk and Ms. Page, the Black Scholes value of restricted stock awards was $8.53 per share (the closing price of our common stock on the grant date). The restricted stock issued to Messrs. Barasch and Waegelein was subject to a stock price appreciation trigger that was not met. Therefore, such shares have been forfeited.

(2)
The amounts reported as Stock Awards represent the grant date fair value of restricted stock grants awarded to our named executive officers during the indicated year, computed in accordance with ASC 718. Restricted stock vests ratably over four years at each anniversary of the grant. We determined the grant date fair value for the restricted stock awards by multiplying the number of restricted shares granted by the closing market price of a share of our common stock on the date of grant.

(3)
The amounts reported as Option Awards represent the grant date fair value of stock option grants awarded to our named executive officers during the indicated year computed in accordance with ASC 718. The exercise price of these stock options was initially set as the closing market price of a share of our common stock on the grant date. As a result of the $1.60 special dividend approved by the Board of Directors on August 1, 2013 to shareholders of record on August 12, 2013, the exercise price for all options awarded prior to the record date was reduced by the amount of the special dividend. As a result of the $1.00 special dividend approved by the Board of Directors on November 1, 2012 to shareholders of record on November 12, 2012, the exercise price for all options awarded prior to the record date was reduced by the amount of the special dividend. The option grants vest in four equal annual installments, starting with the first anniversary of the grant date and expire after five years. Assumptions used in the calculation of the grant date fair value of the stock options are included in Footnote 19 to the Company's audited financial statements for the fiscal year ended December 31, 2014, including in the Company's Annual Report on Form 10-K/A filed with the SEC on March 31, 2015.

(4)
Amounts reported reflect, as applicable, car allowance, our matching contributions into the Universal American Corp. 401(k) Savings Plan and dividends earned on restricted stock that vested during 2014 after the Company's special cash dividends of August 2013 ($1.60 per share), November 2012 ($1.00 per share) and August 2010 ($2.00 per share) were paid. These dividends were accrued at the time of the special dividend award and are paid as the underlying shares of restricted stock vest.

The amounts reported in 2014:

•
For Mr. Barasch, the amount reported reflects $7,243 car allowance, $7,800 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $97,000 in dividends on vested restricted stock.

•
For Mr. Waegelein, the amount reported reflects $6,625 car allowance, $7,800 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $40,000 in dividends on vested restricted stock.

•
For Ms. Page, the amount reported reflects $7,800 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $15,949 in dividends on vested restricted stock.

  •
  For Mr. Black, the amount reported reflects $7,800 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $10,875 in dividends on vested restricted stock.

  •
  For Mr. Wolk, the amount reported reflects $7,800 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $15,750 in dividends on vested restricted stock.

  The amounts reported in 2013:

  •
  For Mr. Barasch, the amount reported reflects $7,243 car allowance, $7,650 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $25,000 in dividends on vested restricted stock.

  •
  For Mr. Waegelein, the amount reported reflects $6,625 car allowance, $7,650 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $10,000 in dividends on vested restricted stock.

  •
  For Ms. Page, the amount reported reflects $7,650 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $5,415 in dividends on vested restricted stock.

  •
  For Mr. Black, the amount reported reflects $7,650 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $4,875 in dividends on vested restricted stock.

  •
  For Mr. Wolk, the amount reported reflects $7,650 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $3,750 in dividends on vested restricted stock.

  The amounts reported in 2012:

  •
  For Mr. Barasch, the amount reported reflects $7,243 car allowance, $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $450,000 in dividends on vested performance shares.

  •
  For Mr. Waegelein, the amount reported reflects $6,625 car allowance, $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $225,000 in dividends on vested performance shares.

  •
  For Ms. Page, the amount reported reflects $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $7,110 in dividends on vested restricted stock.

  •
  For Mr. Wolk, the amount reported reflects $7,500 Company matching contributions into the Universal American Corp. 401(k) Savings Plan and $15,000 in dividends on vested restricted stock.

Grants of Plan-Based Awards

        The following table sets forth the awards granted pursuant to our equity and non-equity incentive plans in fiscal year 2014.

Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards						Closing Market Price on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
							Exercise or Base Price of Option Awards ($ / Sh)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)
Richard A. Barasch	—	—	1,562,668	—	—	—	—		—
	2/6/2014	—	—	—	—	312,797	6.80	6.80	661,076
	2/6/2014	—	—	—	145,588	—	—	6.80	989,998
Robert A. Waegelein	—	—	555,615	—	—	—	—	—	—
	2/6/2014	—	—	—	—	120,380	6.80	6.80	254,415
	2/6/2014	—	—	—	56,029	—	—	6.80	380,997
Erin G. Page	—	—	307,500	—	—	—	—	—	—
	2/6/2014	—	—	—	—	50,238	6.80	6.80	106,175
	2/6/2014	—	—	—	23,382	—	—	6.80	158,998
Steven H. Black	—	—	307,500	—	—	—	—	—	—
	2/6/2014	—	—	—	—	50,238	6.80	6.80	106,175
	2/6/2014	—	—	—	23,382	—	—	6.80	158,998
Anthony L. Wolk	—	—	303,750	—	—	—	—	—	—
	2/6/2014	—	—	—	—	50,238	6.80	6.80	106,175
	2/6/2014	—	—	—	23,382	—	—	6.80	158,998

(1)
Represents target payout levels for each of the named executive officers under our annual incentive bonus plan for 2014. There is no threshold or maximum payout level under such plan, although the Compensation Committee and Board of Directors maintain ultimate authority in approving bonuses to ensure reasonableness. The actual amount of incentive bonus earned by each Named Executive Officer for 2014 is reported under the Non-Equity Incentive Plan Compensation column in the "Summary Compensation Table." Additional information regarding our annual incentive bonus plan is included under Compensation Discussion and Analysis.

In addition to the non-equity incentive plan discussed above, an equity incentive plan is also available to our named executive officers, although there are no threshold, target or maximum amounts of grants. Please see the "Compensation Discussion and Analysis" section of this filing for a discussion of equity incentive compensation for our named executive officers.

(2)
The amounts reported as Stock Awards represent the number of shares of restricted stock awarded during 2014.

(3)
The amounts reported as Option Awards represent the number of shares underlying the stock option grants awarded during 2014. These options vest 25% per year starting with the first anniversary date of the grant and expire after five years.

(4)
See the footnotes to the Summary Compensation Table for a description of the calculation of the grant date fair value for the equity awards.

Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth the equity awards held by our named executive officers pursuant to our equity incentive plans that were outstanding at December 31, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard A. Barasch	—	312,797	(4)		6.80	2/6/2019	—	—	—	—
	75,000	225,000	(5)	—	6.93	3/4/2018	—	—	—	—
	200,000	200,000	(6)	—	8.62	2/9/2017	—	—	—	—
	262,500	87,500	(7)	—	6.73	5/2/2016	—	—	—	—
	—	—		—	—	—	255,588	2,371,857
Robert A. Waegelein	—	120,380	(4)		6.80	2/6/2019		—
	30,000	90,000	(5)	—	6.93	3/4/2018	—	—	—	—
	75,000	75,000	(6)	—	8.62	2/9/2017	—	—	—	—
	120,000	40,000	(7)	—	6.73	5/2/2016	—	—	—	—
	—	—		—	—	—	102,279	949,149
Erin G. Page	—	50,238	(4)		6.80	2/6/2019		—
	12,500	37,500	(5)	—	6.93	3/4/2018	—	—	—	—
	16,250	16,250	(6)	—	8.62	2/9/2017	—	—	—	—
	15,000	5,000	(7)	—	6.73	5/2/2016	—	—	—	—
	—	—		—	—	—	39,132	363,145
Steven H. Black	—	50,238	(4)		6.80	2/6/2019		—
	12,500	37,500	(5)	—	6.93	3/4/2018	—	—	—	—
	12,500	12,500	(8)	—	6.61	10/16/2017	—	—	—	—
	—	—		—	—	—	38,382	356,185
Anthony L. Wolk	—	50,238	(4)		6.80	2/6/2019		—
	12,500	37,500	(5)	—	6.93	3/4/2018	—	—	—	—
	25,000	25,000	(6)	—	8.62	2/9/2017	—	—	—	—
	56,250	18,750	(7)	—	6.73	5/2/2016	—	—	—	—
	—	—		—	—	—	42,132	390,985

(1)
As a result of the $1.60 special dividend approved by the Board of Directors on August 1, 2013 to shareholders of record on August 12, 2013, and the $1.00 special dividend approved by the Board of Directors on November 1, 2012 to shareholders of record on November 12, 2012, the exercise price for all options awarded prior to the record date was reduced by the amount of the special dividends, as applicable. The reported exercise price reflects these adjustments.

(2)
Represents number of shares of restricted stock awarded pursuant to our equity incentive plans. Does not reflect unvested restricted stock awarded in 2013 and 2014 as part of non-equity incentive plan compensation for the named executive officers: Ms. Page, 9,463 shares; Mr. Black, 10,862 shares; and Mr. Wolk, 9,177 shares.

(3)
Value is based on the closing price of our common stock at December 31, 2014 of $9.28.

(4)
These options vest in four equal annual installments beginning February 6, 2015.

(5)
These options vest in four equal annual installments beginning March 4, 2014.

(6)
These options vest in four equal annual installments beginning February 9, 2013.

(7)
These options vest in four equal annual installments beginning May 2, 2012.

(8)
These options vest in four equal annual installments beginning October 16, 2013.

Option Exercises and Stock Vested

        The following table sets forth the number and value received upon option exercises during fiscal year 2014 and the value of other stock awards that vested during fiscal year 2014.

 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on on Vesting ($)(1)
Richard A. Barasch	—	—	45,000	417,850
Robert A. Waegelein	—	—	18,750	173,988
Erin G. Page	—	—	6,891	77,961
Steven H. Black	—	—	5,625	54,469
Anthony L. Wolk			7,500	69,525

(1)
The value realized on vesting is based on the closing market price of a share of our common stock on the date of vesting and aggregates the total value realized on various vesting dates. The amounts also include dividends on the restricted stock. A particular named executive officer may or may not have sold shares subsequent to vesting, and you should not infer from the inclusion of the information in this table that the named executive officer is or was in actual receipt of the indicated funds.

Potential Payments upon Termination or Change-in-Control

        We have entered into employment arrangements through employment agreements with each of our named executive officers. These employment arrangements provide severance benefits in the event of termination of employment. Regardless of the manner in which a named executive officer's employment terminates, he is entitled to receive amounts earned, but not yet then paid, during his term of employment, principally base salary and amounts accrued and vested through our 401(k) Savings Plan. In addition, except as provided in the tables below, each named executive officer is eligible to receive vested equity awards upon a termination of employment for any reason. Each named executive officer is subject to non-competition and non-solicitation covenants under his employment agreement; however such covenants do not apply for any termination of employment that occurs within 12 months following a change-in-control.

        The following tables provide information on potential benefits that each named executive officer could receive under their existing employment agreements with Universal American under various termination scenarios, calculated as if any termination occurred on December 31, 2014. We would only be able to determine the actual amounts paid to any named executive officer at the time of the executive's separation from us.

Richard A. Barasch, Chairman and Chief Executive Officer

        In the event of termination of employment without cause or for good reason, Mr. Barasch's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to (i) two times his base salary plus the lesser of (A) his bonus for the fiscal year prior to termination or (B) his base salary; and (ii) a prorated portion of his bonus that he would have been entitled to receive in the year of termination.

  •
  Continued welfare benefit plan coverage for two years.

  •
  Accelerated vesting of all equity awards and the opportunity to exercise such awards for one year following such termination.

        Mr. Barasch receives an enhanced severance following a change-in- control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in his employment agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to two times his base salary.

  •
  Continuation of welfare benefits plan coverage for an additional one-year period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Termination upon Death or Disability		Termination upon Retirement		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Severance:
Base Salary(1)	—	—	—		—		2,083,557	(2)	2,083,557	(2)	4,167,115	(3)
Bonus	—	—	839,934	(4)	839,934	(4)	839,934	(4)(5)	839,934	(4)(5)	839,934	(4)(5)
Accelerated Vesting(6):
Stock Options	—	—	—		—		1,659,612		1,659,612		1,659,612
Restricted stock	—	—	—		—		2,371,857		2,371,857		2,371,857
Health, life and other benefits(7)	—	—	—		—		23,786		23,786		35,679
Tax Gross up	—	—	—		—		—		—		—	(8)

Subtotal Termination related payments	—	—	839,934		839,934		6,978,746		6,978,746		9,074,197
Fair Value of Currently Vested Stock Options(9)	977,625	977,625	1,636,934	(10)	2,637,237	(10)	977,625		977,625		977,625

Total	977,625	977,625	2,476,868		3,477,171		7,956,371		7,956,371		10,051,822

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2014.

(2)
Executive entitled to a lump sum payment equal to 200% of base salary.

(3)
Executive entitled to a lump sum payment equal to 400% of base salary.

(4)
Executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. Amount reported is actual bonus paid in 2015 in connection with 2014 performance.

(5)
In addition to amount reported in (4) above, executive is entitled to the lesser of (A) bonus for the fiscal year prior to termination or (B) base salary. Amounts shown include 2013 bonus (since such amount was less than 2014 base salary) plus 2014 bonus.

(6)
Executive entitled to accelerated vesting of all unvested equity awards upon termination without cause, termination by NEO for good reason or termination upon change in control. Value is based on closing price of our common stock at December 31, 2014 of $9.28. For options, the value reflects the difference between the closing price and the option exercise price.

(7)
Executive entitled to 24 months (and 36 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Excludes the value of any limited tax gross-up payment in the event that Mr. Barasch is subject to an excise tax imposed by Section 4999 of the Code (which relates to payments that are contingent on a change- in-control), which would be equal to the amount of the excise tax plus a gross-up payment relating solely to the acceleration of his stock options.

(9)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2014 of $9.28 and the option exercise price.

(10)
Executive entitled to exercise vested stock options and stock options scheduled to vest during the year following termination (i) in the case of death or disability for one year following termination or (ii) in the case of retirement, for four years following termination. This period may not exceed the expiration date of the option.

 Robert A. Waegelein, President and Chief Financial Officer

        In the event of termination of employment without cause or for good reason, Mr. Waegelein's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Continued welfare benefit plan coverage for 18 months.

        Mr. Waegelein receives an enhanced severance following a change- in-control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in the executive's respective agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to twice his base salary.

  •
  Continuation of welfare benefits plan coverage for an additional six-month period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Terminaton upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Severance:
Base Salary(1)	—	—	—		555,615	(2)	555,615	(2)	1,666,846	(3)
Bonus	—	—	298,643	(4)	298,643	(4)	298,643	(4)	298,643	(4)
Accelerated Vesting(5):
Stock Options	—	—	—		—		—		661,542
Restricted stock	—	—	—		—		—		949,149
Health, life and other benefits(6)	—	—	—		16,370		16,370		21,826
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	298,643		870,628		870,628		3,598,006
Fair Value of Currently Vested Stock Options(7)	426,000	426,000	697,886	(8)	426,000		426,000		426,000

Total	426,000	426,000	996,529		1,296,628		1,296,628		4,024,006

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2014.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (4), below.

(3)
Executive entitled to a lump sum payment equal to 300% of base salary, in addition to bonus in (4), below.

(4)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual bonus paid in 2015 in connection with 2014 performance.

(5)
Executive entitled to accelerated vesting of all unvested equity awards upon termination within one year following a change in control. Value is based on closing price of our common stock at

  December 31, 2014 of $9.28. For options, the value reflects the difference between the closing price and the option exercise price.

(6)
Executive entitled to 18 months (and 24 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(7)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2014 of $9.28 and the option exercise price.

(8)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

Erin G. Page, President, Medicare

        In the event of termination of employment without cause or for good reason, Ms. Page's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Assuming applicable Company financial bonus targets are met, a pro rata portion of bonus at target.

  •
  Continued welfare benefits coverage for 12 months.

        Ms. Page receives an enhanced severance following a change-in- control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in the executive's respective agreement), her severance would be enhanced to include:

  •
  An additional lump sum payment equal to one times her base salary.

  •
  Continuation of welfare benefits coverage for an additional six-month period.

  •
  Full vesting of her 401(k) balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Terminaton upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Compensation:
Base Salary(1)	—	—	—		410,000	(2)	410,000	(2)	820,000	(3)
Bonus	—	—	307,500	(4)	307,500	(4)	307,500	(4)	307,500	(4)
Accelerated Vesting(5):
Stock Options	—	—	—		—		—		236,190
Restricted stock	—	—	87,817	(6)	87,817	(6)	87,817	(6)	450,962
Health, life and other benefits(7)	—	—	—		12,565		12,565		18,848
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	395,317		817,882		817,882		1,833,500
Fair Value of Currently Vested Stock Options(8)	78,350	78,350	156,985	(9)	78,350		78,350		78,350

Total	78,350	78,350	552,302		896,232		896,232		1,911,850

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2014.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (4), below.

(3)
Executive entitled to a lump sum payment equal to 200% of base salary, in addition to bonus in (4), below.

(4)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual bonus paid in 2015 in connection with 2014 performance.

(5)
Executive entitled to accelerated vesting of all unvested equity awards upon termination within one year following a change in control. Value is based on closing price of our common stock at December 31, 2014 of $9.28. For options, the value reflects the difference between the closing price and the option exercise price.

(6)
Executive entitled to accelerated vesting of all unvested equity awards received in lieu of cash bonus in the event of termination upon death or disability or termination by NEO not for good reason.

(7)
Executive entitled to 12 months (and 18 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2014 of $9.28 and the option exercise price.

(9)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

Steven H. Black, Chief Administrative Officer

        In the event of termination of employment without cause or for good reason, Mr. Black's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Continued welfare benefit plan coverage for 12 months.

        Mr. Black receives an enhanced severance following a change-in- control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in the executive's respective agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to one-half his base salary.

  •
  Continued welfare benefit plan coverage for an additional six-month period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Terminaton upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Compensation:
Base Salary(1)	—	—	—		410,000	(2)	410,000	(2)	615,000	(3)
Bonus	—	—	307,500	(4)	307,500	(4)	307,500	(4)	307,500	(4)
Accelerated Vesting(5):
Stock Options	—	—	—		—		—		246,090
Restricted stock	—	—	100,799	(6)	100,799	(6)	100,799	(6)	456,984
Health, life and other benefits(7)	—	—	—		842		842		1,264
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	408,299		819,141		819,141		1,626,838
Fair Value of Currently Vested Stock Options(8)	62,750	62,750	139,960	(9)	62,750		62,750		62,750

Total	62,750	62,750	548,259		881,891		881,891		1,689,588

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2014.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (4), below.

(3)
Executive entitled to a lump sum payment equal to 150% of base salary, in addition to bonus in (4), below.

(4)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual bonus paid in 2015 in connection with 2014 performance.

(5)
Executive entitled to accelerated vesting of all unvested equity awards upon termination within one year following a change in control. Value is based on closing price of our common stock at December 31, 2014 of $9.28. For options, the value reflects the difference between the closing price and the option exercise price.

(6)
Executive entitled to accelerated vesting of all unvested equity awards received in lieu of cash bonus in the event of termination upon death or disability or termination by NEO not for good reason.

(7)
Executive entitled to 12 months (and 18 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2014 of $9.28 and the option exercise price.

(9)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

Anthony L. Wolk, Executive Vice President, General Counsel & Secretary

        In the event of termination of employment without cause or for good reason, Mr. Wolk's existing employment arrangements provide for:

  •
  A cash lump sum severance payment equal to one times base salary.

  •
  Continued welfare benefit plan coverage for 12 months.

        Mr. Wolk receives an enhanced severance following a change-in- control. If a termination of employment without cause or for good reason occurs within 12 months following a change-in-control (as defined in the executive's respective agreement), his severance would be enhanced to include:

  •
  An additional lump sum payment equal to one-half his base salary.

  •
  Continued welfare benefit plan coverage for an additional six-month period.

  •
  Full vesting of his 401(k) account balance.

Benefits and payments upon termination	Termination for Cause	Termination by NEO Not for Good Reason	Terminaton upon Death or Disability		Termination without Cause		Termination by NEO for Good Reason		Termination upon Change in Control
Compensation:
Base Salary(1)	—	—	—		405,000	(2)	405,000	(2)	607,500	(3)
Bonus	—	—	303,750	(4)	303,750	(4)	303,750	(4)	303,750	(4)
Accelerated Vesting(5):
Stock Options	—	—	—		—		—		277,028
Restricted stock	—	—	85,163	(6)	85,163	(6)	85,163	(6)	476,148
Health, life and other benefits(7)	—	—	—		13,017		13,017		19,526
Tax Gross up	—	—	—		—		—		—

Subtotal Termination related payments	—	—	388,913		806,930		806,930		1,683,952
Fair Value of Currently Vested Stock Options(8)	189,313	189,313	305,898	(9)	189,313		189,313		189,313

Total	189,313	189,313	694,811		996,243		996,243		1,873,265

(1)
Executive entitled to earned but unpaid base salary through date of termination. All earned base salary would have been paid on December 31, 2014.

(2)
Executive entitled to a lump sum payment equal to 100% of base salary, in addition to bonus in (4), below.

(3)
Executive entitled to a lump sum payment equal to 150% of base salary, in addition to bonus in (4), below.

(4)
In the case of death or disability, executive entitled to receive a pro rata portion of any bonus that the executive would have been entitled to receive in the year based upon the percentage of the calendar year that shall have elapsed through the date of executive's termination of employment, payable when the bonus would have otherwise been payable had the executive's employment not terminated. In all other cases, executive entitled to unpaid bonus for fiscal year prior to termination. Amount reported is actual bonus paid in 2015 in connection with 2014 performance.

(5)
Executive entitled to accelerated vesting of all unvested equity awards upon termination within one year following a change in control. Value is based on closing price of our common stock at December 31, 2014 of $9.28. For options, the value reflects the difference between the closing price and the option exercise price.

(6)
Executive entitled to accelerated vesting of all unvested equity awards received in lieu of cash bonus in the event of termination upon death or disability or termination by NEO not for good reason.

(7)
Executive entitled to 12 months (and 18 months following a change-in-control) coverage under senior executive welfare benefit plans. The table reflects the value of the premium for the period of coverage, and excludes any amount payable under death benefits for the policies.

(8)
Executive entitled to all vested equity awards. Value is based on the difference between the closing price of our common stock at December 31, 2014 of $9.28 and the option exercise price.

(9)
Executive has one year following termination by death or disability to exercise vested stock options and stock options scheduled to vest during the twelve months following termination.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Party Transactions

        Our Audit Committee is responsible for the review and approval of any transaction, relationship or arrangement in which we are a participant and that involves Board members, our executive officers, beneficial owners of more than 5% of our common stock, their immediate family members, domestic partners and companies in which they have a material interest. We refer to these as related party transactions and to the persons or entities involved as related persons. Our Audit Committee evaluates related party transactions for purposes of recommending to the disinterested members of the Board that the transactions are fair, reasonable and within our policies and practices and should be approved or ratified. Where appropriate, we may establish a special Committee of disinterested directors to review such transactions.

        Under our Code of Business Conduct and Ethics, our directors and employees must report any circumstances that may create or appear to create a conflict between us and the interests of the related person, regardless of the amount involved. Our directors and executive officers must also periodically confirm information about related person transactions.

        We have adopted a Related Party Transaction policy which governs the approval of related party transactions. In determining whether to approve a related party transaction, our Audit Committee will consider all relevant facts and circumstances, including without limitation, the following:

  •
  the benefits of the transaction to the Company and the relevant related party;

  •
  the business purpose of the transaction;

  •
  the terms of the transaction and whether they are arm's-length and in the ordinary course of business for both parties;

  •
  the direct or indirect nature of the related party's interest in the transaction;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company;

  •
  the size and expected duration of the transaction; and

  •
  other facts and circumstances that bear on the materiality of the related party transaction under applicable law and New York Stock Exchange listing standards.

To approve a Related Party Transaction, the Committee shall determine that, upon consideration of all relevant information, the proposed transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

Investment in NaviHealth

        We have invested $6.0 million in NaviHealth Group Holdings, L.P. NaviHealth is a privately-held company that provides post-acute care services to health plans, health systems and providers. NaviHealth is controlled by funds affiliated with WCAS, and, Messrs. Scully and Traynor, partners at WCAS, are directors of NaviHealth, with Mr. Scully serving as its chairman. Mr. Etheridge, a director of Universal American, is also a director of NaviHealth. We have purchased products and services from NaviHealth in the past.

GTCR Letter Agreement

        On March 2, 2012, in connection with the acquisition of APS Healthcare, we entered into a letter agreement (the "GTCR Letter Agreement") with Partners Healthcare Solutions Holdings, L.P. ("APSLP"), pursuant to which a fund affiliated with GTCR has the right to appoint one director to the

Company's Board of Directors. David Katz was the original GTCR designee on the Company's board. On March 21, 2014, Mr. Katz resigned as a member of our Board of Directors. Effective November 14, 2014, George E. Sperzel was appointed by GTCR to the Board of Directors pursuant to the Letter Agreement.

Registration Rights Agreement

        Concurrently with the consummation of the acquisition of APS Healthcare, we entered into a registration rights agreement, dated as of March 2, 2012 with APSLP. Pursuant to the Registration Rights Agreement, APSLP has certain customary demand, shelf and piggyback registration rights with respect to the shares it received as part of the consideration for the transaction.

Purchase of Shares from Capital Z Partners

        On March 28, 2014, we entered into a definitive agreement to repurchase six million shares of our voting common stock directly from funds associated with Capital Z Partners Management, LLC at a price of $6.03 per share. The transaction closed in May 2014. Our director Mr. Robert Spass is a Partner and co-founder of Capital Z Partners.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us, or written representations from the reporting persons that other reports were required, we believe that, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to our executive officers, directors, and greater than 10% beneficial owners were timely met.

Fees and Expense of Independent Registered Public Accounting Firm

        Ernst & Young served as our independent registered public accounting firm for the fiscal years ended December 31, 2014 and 2013.

        The table below provides details of the fees that we paid to Ernst & Young for professional services rendered by Ernst & Young in 2014 and 2013. The Audit Committee approved all of these services in conformity with its pre- approval process.

	2014	2013
Audit Fees(1)	$4,449,607	$4,145,338
Audit-Related Fees(2)	194,926	252,000
Tax Fees(3)	417,694	—
All Other Fees(4)	67,457	349,860

Total Fees	$5,129,684	$4,747,198

(1)
Reflects all services performed to comply with generally accepted auditing standards and the Public Company Accounting Oversight Board, and services that generally only our independent registered public accounting firm can provide. These fees cover our audit, and as required, the audit of various subsidiaries, the audit of the effectiveness of internal control over financial reporting, quarterly reviews, statutory audits, attest services required by applicable law, and comfort letters, consents and assistance with and review of documents filed with the SEC.

(2)
Reflects assurance and related services rendered by Ernst & Young for the audit of our 401(k) plan, accounting consultations in connection with proposed or consummated acquisitions or dispositions, consultations in connection with financial accounting and reporting standards and services relating to the review of audit work papers by third parties.

(3)
Reflects all services performed by professional staff in the independent registered public accounting firm's tax division for tax consultation and compliance services, except for those services related to the audit of our financial statements.

(4)
Reflects fees for other permitted products and services provided by Ernst & Young, primarily an SOC 1 Type 2 service auditor's examination for a subsidiary. The Audit Committee considered the nature of the services covered under "All Other Fees" and determined that these services provided by Ernst & Young were compatible with maintaining Ernst & Young's independence.

Pre-Approval Policies and Procedures

        Under its charter, the Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm subject, if applicable, to stockholder ratification. The Audit Committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm, as well as resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or related work. The Audit Committee engages the independent registered public accounting firm directly, and the independent registered public accounting firm reports directly to the Audit Committee.

        The Audit Committee has adopted a formal policy whereby it pre-approves all audit, review and attest services and all other permitted tax and non-audit services, including fees and terms of engagement, to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, all of which are approved by the Audit Committee prior to the completion of the services. For audit services, each year the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the year and the cost for performing these services, which the Audit Committee must formally approve before the audit commences.

        If we cannot obtain pre-approval for auditing services and permitted non-audit services as a result of inherent time constraints in the matter for which these services are required, the chairperson of the Audit Committee has authority to pre-approve the services, provided that the estimated cost of the services on each such occasion does not exceed $25,000, and the chairperson of the Audit Committee will report the pre-approval for ratification to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Equity Compensation Plan Information

        The following table sets forth information relating to equity securities authorized for issuance under our equity compensation plans as of December 31, 2014:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	5,993,470	$7.36	4,182,791
Equity compensation plans not approved by security holders	—	—	—

Total	5,993,470	$7.36	4,182,791

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,

DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Certain Beneficial Owners

        The following table indicates the shareholders who have reported beneficial ownership of more than 5% of Universal American's outstanding shares of common stock as of April 10, 2015. The information below is based upon the most recent Schedules 13D and 13G filed with the SEC, except as otherwise known by Universal American.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Perry Corp.(3)	11,083,418	13.2%
767 Fifth Avenue, 19th Floor
New York, NY 10153
Welsh, Carson, Anderson & Stowe X, L.P.(4)	7,238,330	8.6%
320 Park Ave, Suite 2500
New York, NY 10022-6815
Dimensional Fund Advisors L.P.(5)	6,471,698	7.7%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
Partners Healthcare Solutions Holdings, L.P.(6)	5,994,219	7.1%
c/o GTCR L.L.C.
300 North LaSalle Street
Suite 5600
Chicago, IL 60654
Deerfield Mgmt, L.P.(7)	5,614,798	6.7%
Attn: James E. Flynn
780 Third Avenue, 37th Floor,
New York, NY 10017
Lee-Universal Holdings, L.L.C(8)	5,358,832	6.4%
650 Madison Avenue, 21st Floor
New York, NY 10022
Camber Capital Management, L.L.C.(9)	4,568,898	5.4%
Attn: Stephen DuBois,
101 Huntington Avenue, Suite 2550
Boston, MA 02199

(1)
Beneficial ownership assumes the exercise of options held by the beneficial owner that are vested, or will be vested within 60 days after April 10, 2015.

(2)
The percentage of ownership is based on 84,125,668 shares of Universal American common stock outstanding as of April 10, 2015. The percentage of class owned by each shareholder is calculated by dividing:

•
the number of shares deemed to be beneficially held by the shareholder as of April 10, 2015, as determined in accordance with Rule 13d-3 of the Exchange Act; by

•
the sum of

•
80,825,668 which is the number of shares of Universal American common stock outstanding, plus 3,300,000 shares of non-voting common stock outstanding, as of April 10, 2015, plus

    •
    the number of shares of Universal American common stock issuable upon exercise of options and other derivative securities held by the shareholder which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(3)
Includes 72,630 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days and 3,300,000 shares of non-voting common stock held by private investment funds for which Perry Corp. acts as general partner and/or managing member of the general partner and/or investment advisor.

(4)
Includes 145,258 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(5)
Based upon information contained in a Schedule 13G filed with the SEC on February 5, 2015.

(6)
These shares were acquired in connection with the consummation of the APS Healthcare Acquisition.

(7)
Based upon information contained in a Schedule 13G filed with the SEC on February 17, 2015.

(8)
Includes 72,629 shares of Universal American common stock which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(9)
Based upon information contained in a Schedule 13G filed with the SEC on October 16, 2014.

Ownership of Universal American Common Stock by Directors and Executive Officers

        The following table shows information regarding the amount of Universal American common stock beneficially owned as of April 10, 2015 by (a) the members of Universal American's Board of

Directors; (b) Universal American's chief executive officer and the four other named executive officers and (c) Universal American's directors and executive officers as a group.

Name, Address and Position(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Richard A. Barasch	4,025,069	(4)	4.74%
Chief Executive Officer and Chairman of the Board
Sally W. Crawford	121,201	(5)	*
Director
Matthew W. Etheridge	121,191	(5)	*
Director
Mark K. Gormley	58,838		*
Director(6)(7)
Mark M. Harmeling	192,172	(5)	*
Director
Patrick J. McLaughlin	200,291	(5)	*
Director
Richard C. Perry	—		*
Director(6)(8)
Thomas A. Scully	100,000		*
Director(6)(9)
Robert A. Spass	196,502		*
Director(6)(10)
George E. Sperzel	—		*
Director(6)(11)
Sean M. Traynor	10,590		*
Director(6)(12)
Robert A. Waegelein	1,074,792	(13)	1.27%
President & Chief Financial Officer
Erin G. Page	176,804	(14)	*
President, Medicare Advantage
Steven H. Black	137,084	(15)	*
Chief Administrative Officer
Anthony L. Wolk	245,867	(16)	*
Executive Vice President, General Counsel and Secretary

All Directors and Executive Officers as a Group	6,660,401	(17)	7.75%

*
Less than 1%

(1)
Unless otherwise noted, each person's address is: c/o Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601.

(2)
For purposes of this security ownership table, beneficial ownership includes currently exercisable options and options exercisable within 60 days after April 10, 2015. Except as otherwise noted below, all shares of Universal American common stock, vested options and all restricted stock are owned beneficially by the individual listed with sole voting and investment power.

(3)
We have calculated the percentage of the class for each shareholder by dividing:

•
the number of shares deemed to be beneficially held by the shareholder as of April 10, 2015, as determined in accordance with Rule 13d-3 of the Exchange Act, by

  •
  the sum of

  •
  80,825,668 which is the number of shares of Universal American common stock outstanding, plus 3,300,000 shares of non-voting common stock outstanding, as of April 10, 2015, plus

  •
  the number of shares of Universal American common stock issuable upon exercise of options and other derivative securities held by the shareholder which may be acquired through the exercise of stock options which are exercisable currently or within 60 days.

(4)
Includes 878,199 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 318,297 shares of unvested restricted stock. Also includes 1,302,208 shares of Universal American common stock which are held directly by, or in trust for, members of Mr. Barasch's immediate family as to which Mr. Barasch disclaims beneficial ownership.

(5)
Includes 72,629 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 13,354 shares of unvested restricted stock.

(6)
The beneficial ownership reported for the non-employee directors of Universal American's equity investors reflects their personal holdings and does not reflect any shares or other beneficial ownership arising from their service on the Universal American Board or their association with such equity investor. Compensation for the service of the non-employee directors of Universal American's respective equity investors in the form of cash or equity awards is paid to the respective equity investors or their affiliates, not the individual non-employee director.

(7)
Address is c/o Lee Equity, 650 Madison Avenue, New York, NY 10022. Mr. Gormley is a Partner of Lee Equity. Mr. Gormley disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by Lee Equity.

(8)
Address is c/o Perry Corp., 767 Fifth Avenue, New York, NY 10153. Mr. Perry is the president, sole director and sole stockholder of Perry Corp. Each of Mr. Perry and Perry Corp. disclaims beneficial ownership of all shares of Universal American common stock, except to the extent of any pecuniary interest therein.

(9)
Address is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022. Mr. Scully is a general partner of WCAS. Mr. Scully disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by WCAS.

(10)
Address is c/o Capital Z Management, LLC, 142 West 57th Street, New York, NY 10019. Mr. Spass is a shareholder of Capital Z Partners, Ltd. and a member of Capital Z Partners III. Mr. Spass disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by Capital Z and Capital Z Partners III.

(11)
Address is c/o GTCR, L.L.C., 300 North LaSalle Street, Suite 5600, Chicago, IL 60654. Mr. Sperzel is a Portfolio Principal at the private equity firm GTCR. Mr. Sperzel disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by GTCR.

(12)
Address is c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, NY 10022. Mr. Traynor is a general partner of WCAS. Mr. Traynor disclaims beneficial ownership of all shares of Universal American common stock that are beneficially owned by WCAS.

(13)
Includes 362,595 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 69,522 shares of unvested restricted stock.

(14)
Includes 81,934 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 57,855 shares of unvested restricted stock.

(15)
Includes 50,059 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 59,355 shares of unvested restricted stock.

(16)
Includes 150,059 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 59,355 shares of unvested restricted stock.

(17)
Includes 1,813,362 shares of Universal American common stock which may be acquired through the exercise of stock options, which are exercisable currently or within 60 days after April 10, 2015 and 617,800 shares of unvested restricted stock.

FUTURE STOCKHOLDER PROPOSALS

        We did not receive any stockholder proposals for inclusion in this proxy statement in connection with the annual meeting.

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some stockholder proposals may be eligible for inclusion in our 2014 proxy statement. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our corporate secretary, Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601, and must otherwise comply with the applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Securities Exchange Act. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. We must receive all submissions no later than December 24, 2015. We strongly encourage any stockholder interested in submitting a proposal to contact our corporate secretary in advance of this deadline to discuss the proposal, and stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. The Nominating and Governance Committee will review all stockholder proposals and make recommendations to the Board for action on any proposals. For information on recommending individuals for consideration as director nominees, see the "Corporate Governance" section of this proxy statement. Nominations for director must be accompanied by written consent to being named in the proxy statement as a nominee and to serving as a director if elected. All proposals must comply with requirements set forth in our bylaws, a copy of which may be obtained from our corporate secretary.

        In addition, to be considered for presentation at the annual meeting of our stockholders to be held in 2016, a stockholder proposal submitted outside the Rule 14a-8 processes described above must be delivered to, or mailed to and received by, our corporate secretary, Universal American Corp., 44 South Broadway, Suite 1200, White Plains, New York 10601-4411 not less than 90 nor more than 120 days prior to the first anniversary of the 2015 annual meeting of stockholders. All proposals must comply with requirements set forth in our bylaws, a copy of which may be obtained from our corporate secretary. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

OTHER MATTERS

        As of the date of this proxy statement, our Board of Directors does not know of any matters, other than those referred to in this proxy statement, to be presented at the annual meeting for action by the stockholders. However, if any other matters are properly brought before the meeting or any postponements or adjournments thereof, we intend that the shares represented by proxies will be voted with respect to those matters in the discretion and judgment of the person acting under the proxies.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000248677_1 R1.0.0.51160 UNIVERSAL AMERICAN CORP. 44 South Broadway, Suite 1200 White Plains, NY 10601 - 4411 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For Against Abstain 1. Election of Directors 1a Richard A. Barasch 1b Sally W. Crawford 1c Matthew W. Etheridge 1d Mark K. Gormley 1e Mark M. Harmeling 1f. Patrick J. McLaughlin 1g. Richard C. Perry 1h. Thomas A. Scully 1i. Robert A. Spass 1j. George E. Sperzel 1k. Sean M. Traynor For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending December 31, 2015. 3. To hold a non-binding, advisory vote with respect to the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000248677_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . Proxy - Universal American Corp. Proxy Solicited by Board of Directors for Annual Meeting May 27, 2015 Adam T. Thackery and Anthony L. Wolk, or each of them with the full power of substitution in each of them, are hereby appointed proxies with authorization to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Universal American Corp. to be held at 9:00 a.m. Eastern Time on May 27, 2015 at the offices of Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, or at any postponements or adjournments thereof. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1 (Election of Directors), and FOR proposals 2 and 3. In their discretion, the Proxies are also authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on reverse side